UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ADT INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADT INC.

1501 Yamato Road

Boca Raton, FL 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 12, 2021

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of ADT Inc. (the “Company”). The Annual Meeting of Stockholders will be held on Wednesday, May 26, 2021 at 8:30 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431 for the following purposes:

•

To elect James DeVries, Tracey Griffin, David Ryan and Lee Solomon to the Board of Directors of the Company (the “Board of Directors”) as Class I directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024;

•	To conduct an advisory vote to approve the compensation of the Company’s named executive officers;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.01 per share, of record at the close of business on April 1, 2021 are entitled to notice of, and to vote on all matters presented at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

Holders of the Company’s Class B common stock, par value $0.01 per share, of record at the close of business on April 1, 2021 are entitled to notice of, and to vote on all matters presented at, the Annual Meeting of Stockholders or any postponements or adjournments thereof, except for the election of directors.

We will furnish proxy materials to all of our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of lnternet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2020 via the Internet and how to vote online. The Notice of lnternet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

We intend to hold our Annual Meeting of Stockholders in person. However, we are actively monitoring the coronavirus (COVID-19) pandemic. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting of Stockholders in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our investor relations website at https://investor.adt.com/financials/annual-reports-and-proxies/ for updated information. If you are planning to attend our meeting, please check the website prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

Dated: April 12, 2021

By order of the Board of Directors

David Smail

Executive Vice President, Chief Legal Officer and Secretary

2021 PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q:	Who is receiving these proxy materials?

A:

Holders of the common stock, $0.01 par value (“Common Stock”), and holders of Class B common stock, $0.01 par value (“Class B Common Stock”), of ADT Inc. (the “Company”) are receiving these proxy materials. We refer to the holders of Common Stock as our Common Stockholders. We refer to our holders of Class B Common Stock as our Class B Common Stockholders. We refer to all of our holders of Common Stock and Class B Common Stock together as ”stockholders” in the proxy materials.

Q:	Why did I receive these proxy materials?

A:

The Board of Directors (the “Board of Directors”) of the Company is soliciting proxies for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 26, 2021 at 8:30 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of the Board of Directors and our most highly paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2020 is available to review with this proxy statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about April 12, 2021.

Q:	Who can vote at the Annual Meeting?

A:

All stockholders of record at the close of business on April 1, 2021, the record date for this year’s Annual Meeting, are entitled to attend and to vote on all items properly presented at the Annual Meeting, except that Class B Common Stockholders are not entitled to vote on the election of directors.

Q:	What are my voting rights?

A:

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. Each share of Class B Common Stock is entitled to vote on each matter properly presented at the Annual Meeting, except for the election of directors. Shares of Class B Common Stock are voted on a one-to-one as-converted to Common Stock basis on the matters upon which the Class B Common Stockholders are entitled to vote at the Annual Meeting. At the close of business on April 1, 2021, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there was an aggregate of 829,620,814 shares of common stock outstanding consisting of 774,876,289 shares of Common Stock and 54,744,525 shares of Class B Common Stock. A list of all stockholders as of the record date will be available during ordinary business hours at the Company’s principal place of business located at 1501 Yamato Road, Boca Raton, FL 33431, from the Secretary of the Company, at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.

Q:	Who is asking me for my vote?

A:

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the proxy statement.

Q:	How will COVID-19 affect the Annual Meeting?

A:

As of the printing of this proxy statement, the Company is planning to hold its Annual Meeting in person, on Wednesday, May 26, 2021 at 8:30 a.m., local time, at the Farmer’s Table Event Center, 1901 N. Military Trail, Boca Raton, FL 33431. If circumstances require that we hold a virtual stockholders meeting, the Company will issue a public announcement. Please monitor the ADT Investor Relations page for the latest information at https://investor.adt.com/financials/annual-reports-and-proxies/.

2021 PROXY STATEMENT	1

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote:

•	FOR the election of each of the director nominees, if you are a Common Stockholder;

•	FOR the approval of, on an advisory basis, the compensation of the Company’s named executive officers;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Q:	What proposals will be voted on at the Annual Meeting?

A:	The three matters scheduled to be voted on at the Annual Meeting are:

1.

The election of James DeVries, Tracey Griffin, David Ryan and Lee Solomon to the Board of Directors as Class I directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024;

2.	An advisory vote to approve the compensation of the Company’s named executive officers; and

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on. Class B Common Stockholders are not entitled to vote upon the election of directors.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

A:

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Where can I view the proxy materials on the Internet?

A:	The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet; and

•	Instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at https://investor.adt.com/ by clicking on the dropdown menu entitled “Financials” and selecting “Annual Reports and Proxies.”

Q:	How do I vote?

A:

If you are a stockholder on the record date, you may vote by following the instructions for voting in the Notice. If you receive paper copies of these proxy materials, you can vote by completing, signing and dating the proxy card you received from us (the “Proxy Card”) and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting and vote your shares in person.

2	2021 PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

If you or your proxy wish to vote in person at the meeting, you or your proxy will need to bring valid government-issued photo identification plus:

For registered stockholders, either the (1) Notice of Internet Availability of Proxy Materials or (2) Proxy Card;

For proxies voting on behalf of a registered stockholder, (1) a valid written “legal proxy” signed by the registered stockholder naming the proxy plus (2) either the stockholder’s (i) Notice of Internet Availability of Proxy Materials or (ii) Proxy Card; or

For beneficial stockholders who hold shares through a broker/nominee or a proxy for a beneficial stockholder, (1) a written “legal proxy” signed by the broker or other nominee/firm that holds the shares naming the proxy holder voting at the meeting plus (2) either the (i) Notice of Internet Availability of Proxy Materials or (ii) Voting Instruction Form you received from your broker/nominee.

You may also vote via the Internet by following the instructions for voting in the Notice. If you vote online, by phone or by mailing in a proxy card, you or your legally appointed proxy may still attend the Annual Meeting and vote in person but, in that case, only your in-person votes will count.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

•	Providing another proxy, or using any of the available methods for voting, with a later date;

•	Notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	Voting in person at the Annual Meeting.

Q:	What is a quorum?

A:

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the combined outstanding shares of Common Stock and Class B Common Stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

Q:	What is broker “discretionary” voting?

A:

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present.

Non-routine matters include the election of directors (Proposal 1) and the advisory vote to approve the compensation of the Company’s named executive officers (“NEOs”) (Proposal 2). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 3).

Q:	How are matters presented at the Annual Meeting approved?

A:	Directors are elected by a plurality of the votes cast by our Common Stockholders at the Annual Meeting (Proposal 1). Class B Common Stockholders are not entitled to vote on the election of directors.

The affirmative vote of the holders of a majority in voting power of the shares of Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting, is needed to approve the proposals to: (i) approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (ii) ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3).

2021 PROXY STATEMENT	3

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). However, abstentions will have the effect of votes “against” (i) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2) and (ii) the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3).

Brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 3). Brokers do not have discretion to vote any uninstructed shares on (i) the election of directors (Proposal 1) and (ii) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2).

Q:	May I vote confidentially?

A:	Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Q:	Who will count the votes?

A:	A representative of Mediant, Inc. will count the votes and act as the inspector of election for the Annual Meeting.

Q:	What if additional matters are presented at the Annual Meeting?

A:

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to David Smail, our Executive Vice President, Chief Legal Officer and Secretary, and to Jeffrey Likosar, our Executive Vice President, Chief Financial Officer and Treasurer, to vote on such matters at their discretion.

Q:	Where can I find the voting results from the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC after the date of the Annual Meeting.

Q:	How can I obtain information about the Company?

A:

A copy of our fiscal 2020 Annual Report on Form 10-K is available on our website at https://investor.adt.com/. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to David Smail, Executive Vice President, Chief Legal Officer and Secretary, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. Capitalized terms used in, but not defined in, this proxy statement have meanings as defined in our fiscal 2020 Annual Report on Form 10-K.

Q:	When are stockholder proposals due for consideration at next year’s annual meeting?

A:

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2022 Annual Meeting of Stockholders, they must be submitted in writing to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, on or before December 15, 2021. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2022 Annual Meeting of Stockholders, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2022 Annual Meeting of Stockholders is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made by the Company.

4	2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors hold office until the third succeeding annual meeting of stockholders and until the election and qualification of their successors. Under the Company’s bylaws and amended and restated certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not more than 15. The Board of Directors currently consists of 12 directors.

All of the nominees are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept their nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors, or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s bylaws and certificate of incorporation.

Directors will be elected by the holders of a plurality of the voting power of our Common Stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will not be counted for purposes of the election of directors. Under our amended and restated certificate of incorporation, holders of Class B Common Stock are not entitled to vote for the election of directors.

The Board of Directors recommends that the stockholders vote FOR the election of the nominees for Class I directors listed below.

The term of the following four Class I directors will expire at the Annual Meeting. Messrs. DeVries, Ryan, Solomon and Ms. Griffin are the only nominees for election at the Annual Meeting for a term that will expire at the 2024 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified.

Class I Directors

James D. DeVries
Age: 58 Director Since: 2018 President and Chief Executive Officer Committees: • Executive • Nominating and Corporate Governance

James D. DeVries is a member of our Board of Directors, and our President and Chief Executive Officer. Mr. DeVries was appointed as our President in September 2017 and as our Chief Executive Officer in December 2018. From May 2, 2016 to September 2017, Mr. DeVries served as our Executive Vice President and Chief Operating Officer. From December 2014 to May 2016, Mr. DeVries served as Executive Vice President of Brand Operations at Allstate Insurance Company, the second largest personal lines insurer in the United States. During his tenure at Allstate, Mr. DeVries led the operations organization, comprising approximately 7,000 employees in the United States, Northern Ireland and India, and was responsible for, among other things, customer care centers, outbound and inbound phone sales, procurement, technical support, life underwriting and claims, real estate, administration, and fleet management. From March 2008 to December 2014, Mr. DeVries served as Executive Vice President and Chief Administrative Officer of Allstate, where he was accountable for, among other things, real estate and administration, human resources, and procurement. Prior to joining Allstate in 2008, Mr. DeVries served in various executive and management roles at Principal Financial Group, Ameritech, Quaker Oats Company, and Andrew Corporation. Mr. DeVries is a board member of Amsted Industries Inc., a diversified global manufacturer of industrial components serving primarily the railroad, vehicular, and construction and building markets, and a past board member of the Human Resources Management Association of Chicago, the Chicago Public Library Foundation, and the Boys & Girls Clubs of Central Iowa. Mr. DeVries received a bachelor’s degree from Trinity College, which is now known as Trinity International University, a master’s degree from Loyola University, and an MBA from the Kellogg School of Management at Northwestern University.

2021 PROXY STATEMENT	5

PROPOSAL 1 — ELECTION OF DIRECTORS

Tracey R. Griffin
Age: 56 Director Since: 2018 INDEPENDENT Committees • Audit

Tracey R. Griffin is a member of our Board of Directors. Ms. Griffin currently serves as the Chief Financial Officer and Chief Operating Officer of Framebridge, Inc., an online custom framing brand. Prior to her position at Framebridge, Ms. Griffin served as Chief Financial Officer of Austin-based lifestyle retail brand Kendra Scott, from September 2018 to November 2019. Prior to that, Ms. Griffin served as Chief Financial Officer of PANDORA Americas, a global affordable jewelry brand, from February 2016 to September 2018, following her tenure as Chief Operating Officer from October 2014 to February 2016. In these roles at PANDORA, Ms. Griffin was responsible for implementing and overseeing strategic growth initiatives across the company, including its expansion into Latin America. Prior to that, she served as a Senior Partner at McKinsey & Company, a global management consulting firm, where she focused on retail and consumer goods clients. Ms. Griffin currently serves on the board of directors of The Children’s Place, a specialty, mall-based retailer, where she also sits on the Audit Committee. In addition, Ms. Griffin sits on the non-profit organization Partnership for a Healthier America, where she is the Chairman of the Finance and Audit Committee, and has previously served on the Board and Strategy Committee of the United Negro College Fund (UNCF). Ms. Griffin received her BS in Finance from Georgetown University and an MBA from the Stanford Graduate School of Business.

David C. Ryan
Age: 51 Director Since: 2016

David C. Ryan is a member of our Board of Directors and a board designee of certain investors (the “Co- Investors”) in our indirect parent entities other than Apollo Global Management, LLC, its subsidiaries, and its affiliates (“Apollo” or our “Sponsor”). Mr. Ryan has also been a manager of Prime Security Services Borrower, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Prime Borrower”), from May 2016 to July 2019. Mr. Ryan has been an Adviser to Birchtree Fund Investments Private Limited since August 2016. Mr. Ryan retired from his position as President of Goldman Sachs Asia Pacific ex-Japan in December 2013, a position he held since the beginning of 2011. Mr. Ryan has over 22 years of experience in various senior roles at Goldman Sachs. Mr. Ryan also serves on the boards of directors of Mapletree Investments Pte Ltd. and Mapletree Oakwood Holdings, both Singapore-based real estate development, investment, capital and property management companies, and Tiga Acquisition Corp. a Singapore-based company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Mr. Ryan received his BA in Economics and Political Science from Yale University.

Lee J. Solomon
Age: 49 Director Since: 2016

Lee J. Solomon is a member of our Board of Directors and a designee of Apollo. He is a Partner at Apollo Private Equity, having joined in 2009. Previously, Mr. Solomon was an executive in the media industry, and prior to that, he served as a Principal at Grosvenor Park, a film finance joint venture with Fortress Investment Group. Prior to that, he was the Executive Vice President of Business Affairs for Helkon Media, a motion picture production and distribution company. Mr. Solomon also serves on the board of directors of Terrier Gamut Holdings, Inc. and Terrier Media Holdings, Inc. (d/b/a Cox Media Group. a North American broadcasting company that owns and operates television stations.), Aspen Holdco, LLC (parent of Coinstar, a fully automated network of self-service coin-counting machines), ecoATM Parent LLC, which operates used mobile phone trade-in kiosks and an on-line trade-in site, and Redwood Holdco, LLC (parent of Redbox, which operates kiosks for consumers to rent or purchase DVD and Blu-ray movies). He previously served on the board of directors of AP NMT JV Newco B.V. (parent of Endemol Shine Group, a media and entertainment company) and Mood Media Corporation, an international provider of interactive mobile marketing products. Mr. Solomon received his MBA from The Stern School of Business at New York University and graduated from the University of Rochester with a BA in Economics and Political Science.

6	2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Class II Directors

The term of the following four Class II directors will expire at the 2022 Annual Meeting of Stockholders.

Andrew D. Africk
Age: 54 Director Since: 2016 INDEPENDENT Committees • Audit • Compensation

Andrew D. Africk is a member of our Board of Directors. Mr. Africk has also served as a manager of Prime Borrower since its formation in July 2015 until July 2019. Mr. Africk is the founder of Searay Capital LLC, a private investment company. Mr. Africk established Searay Capital in July 2013 after 21 years leading private equity and capital markets investments for Apollo. As a Senior Partner at Apollo, Mr. Africk was responsible for investments in technology and communications, and he has over 25 years of experience financing, analyzing and investing in public and private companies. In the last five years, Mr. Africk has served on the boards of directors of public companies Suncoke Energy Inc., a raw material processing and handling company, and RPX Corporation, a provider of patent risk management services. Additionally, Mr. Africk serves on the Board of Overseers of the University of Pennsylvania School of Engineering and Applied Science. Mr. Africk graduated from UCLA with a B.A. in Economics, from the University of Pennsylvania Law School with a J.D., and from the University of Pennsylvania’s Wharton School of Business with an MBA.

Matthew H. Nord
Age: 41 Director Since: 2016

Matthew H. Nord is a member of our Board of Directors and a designee of Apollo. He is Co-Lead Partner at Apollo Private Equity having joined in 2003. Previously, Mr. Nord was a member of the Investment Banking division of Salomon Smith Barney Inc. Mr. Nord serves on several boards of directors, including Intrado Corporation, a global provider of technology-driven communication services, Tech Data Corporation, an information technology distribution company, and LifePoint Health, Inc., an operator of health systems in non-urban markets in the U.S. Mr. Nord also serves on the Board of Trustees of Montefiore Health System, a medical center in the Bronx, N.Y., and on the Board of Overseers of the University of Pennsylvania’s Weitzman School of Design. Mr. Nord previously served on the boards of directors of Novitex Holdings, Inc., Exela Technologies, Inc. f/k/a Novitex Holdings, Inc., a provider of comprehensive on-site outsourcing services, and Presidio, Inc., an IT solutions provider. Mr. Nord graduated summa cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

2021 PROXY STATEMENT	7

PROPOSAL 1 — ELECTION OF DIRECTORS

Eric L. Press
Age: 55 Director Since: 2016 Committees • Nominating and Corporate Governance

Eric L. Press is a member of our Board of Directors and a designee of Apollo. Mr. Press is a Senior Partner at Apollo, having joined in 1998. In his time with Apollo, he has been involved in many of the firm’s investments in basic industrials, metals, lodging/gaming/leisure and financial services. Prior to joining Apollo, Mr. Press worked at the law firm of Wachtell, Lipton, Rosen & Katz, specializing in mergers, acquisitions, restructurings and related financing transactions. Prior thereto, Mr. Press was a consultant with The Boston Consulting Group, a management consulting firm focused on corporate strategy. Mr. Press also serves on the boards of directors of Gamenet Group S.p.A., an integrated gaming operator based in Italy, Apollo Commercial Real Estate Finance, Inc., a public real estate investment trust, Eagle LM5 Holdings Inc., a holding company associated with a former investment in Constellis, a global provider of risk management, security, training, and global support services, and DSB Parent L.P. (parent of LifePoint Health Inc., an operator of health systems in non-urban markets in the U.S.). He previously served on the boards of directors of Caesars Entertainment Corporation, a casino-entertainment company, Princimar Chemical Holdings, LLC, a holding company for an investment in a shipping company that operated in the chemical shipping sector, PlayAGS, Inc., a designer, manufacturer, and distributor of slot machines, and Verso Corporation, a supplier of coated papers to catalog and magazine publishers. He graduated magna cum laude from Harvard College with an AB in economics and Yale Law School, where he was a Senior Editor of the Yale Law Journal.

Matthew E. Winter
Age: 64 Director Since: 2018 INDEPENDENT Committees • Audit (Chairman)

Matthew E. Winter is a member of our Board of Directors. Mr. Winter was the President of The Allstate Corporation from January 2015 to February 2018, and prior to that, served as the President, Allstate Personal Lines for The Allstate Corporation from January 2013 to January 2015. Mr. Winter joined The Allstate Corporation in 2009 as President and Chief Executive Officer of Allstate Financial. Mr. Winter also serves on the board of directors and the Audit and Compensation Committees of H&R Block Inc., a tax preparation company, and on the board of directors and Compensation Committee and Finance, Investment & Risk Management Committee of the Hartford Financial Services Group, an investment and insurance company. Mr. Winter holds a Bachelor of Science degree from the University of Michigan, a Juris Doctor degree from the Albany Law School of Union University, and a Master of Laws degree from the University of Virginia School of Law.

8	2021 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Class III Directors

The term of the following four Class III directors will expire at the 2023 Annual Meeting of Stockholders.

Marc. E. Becker
Age: 48 Director Since: 2016 Committees • Compensation (Chairman) • Executive (Chairman) • Nominating and Corporate Governance (Chairman)

Marc E. Becker is the chairman of our Board of Directors and a designee of Apollo. Mr. Becker joined Apollo in 1996 and is a Senior Partner based in New York. Prior to joining Apollo in 1996, Mr. Becker was employed by Smith Barney Inc. within its Investment Banking division. Mr. Becker is actively involved in a number of non-profit organizations and serves as a board member of the TEAK Fellowship, a New York City based non-profit, and Park Avenue Synagogue. Previously, Mr. Becker has also served on the boards of directors of OneMain Holdings Inc., a consumer lending company, Sun Country Airlines Holdings, Inc., a U.S. airline, CEVA Holdings LLC, a supply chain management company, Pinnacle Agriculture Holdings, LLC, a holding company for an agricultural input distribution business investment, Realogy Holdings Corp., a provider of residential real estate services in the U.S., Mount Sinai Children’s Center Foundation, which provides philanthropic support for Mount Sinai and Mount Sinai Kravis Children’s Hospital, and Vantium Management L.P., a management entity for an investment in a company that acquired and serviced non-conforming residential loans. Mr. Becker graduated cum laude with a BS in Economics from the University of Pennsylvania’s Wharton School of Business.

Stephanie Drescher
Age: 48 Director Since: 2017

Stephanie Drescher is a member of our Board of Directors and a designee of Apollo. Ms. Drescher is a Senior Partner at Apollo, having joined in 2004, and is a member of the firm’s Management Committee. Prior to joining Apollo, Ms. Drescher was employed by JP Morgan for ten years, primarily in its Alternative Investment group. Ms. Drescher has served on the boards of directors of the JP Morgan Venture Capital Funds I and II, JP Morgan Corporate Finance Funds I and II, JP Morgan Private Investments Inc., and Allied Waste, which owned and operated solid waste collection businesses, recycling facilities, and landfills in the United States. Ms. Drescher is currently on the boards of directors of The Student Leadership Network, and the Allen Stevenson School. Ms. Drescher graduated summa cum laude, Phi Beta Kappa from Barnard College of Columbia University and earned her MBA from Columbia Business School.

2021 PROXY STATEMENT	9

PROPOSAL 1 — ELECTION OF DIRECTORS

Reed B. Rayman
Age: 34 Director Since: 2016 Committees • Compensation • Executive

Reed B. Rayman is a member of our Board of Directors and a designee of Apollo. Mr. Rayman is a Partner at Apollo, a leading global alternative investment manager, where he has worked since 2010. Mr. Rayman previously was employed by Goldman, Sachs & Co. in both its Industrials Investment Banking and Principal Strategies groups from 2008 to 2010. Mr. Rayman serves on the boards of directors of Camaro Parent LLC (parent of CareerBuilder, an employment website), Aspen Holdco, LLC (parent of Coinstar, a fully automated network of self-service coin-counting machines), EcoATM Parent, LLC, which operates used mobile phone trade-in kiosks and an on-line trade-in site, Sherwood Holdings I, Inc. (parent of Shutterfly, an e-commerce platform and manufacturer of personalized photo based products) and Redwood Holdco, LLC (parent of Redbox, which operates kiosks for consumers to rent or purchase DVD and Blu-ray movies). He previously served on the boards of directors of Mood Media Corporation and Verso Corporation. Mr. Rayman holds a B.A. in Economics from Harvard University.

Sigal Zarmi
Age: 57 Director Since: 2021 INDEPENDENT

Sigal Zarmi is a member of our Board of Directors. Ms. Zarmi is currently Managing Director, International Chief Information Officer and Global Head of Transformation at Morgan Stanley. In that capacity, Ms. Zarmi is charged with setting the vision, strategy and execution for driving an agile culture, innovation and digital transformation in cyber, data and technology across Morgan Stanley. As International Chief Information Officer, she manages a diverse global technology footprint outside the U.S., optimizing the organization, platforms, systems and processes for a complex global bank. She also sits on the bank’s EMEA Operating Committee. Ms. Zarmi joined Morgan Stanley in 2018 and, prior to that, was a partner at PricewaterhouseCoopers from December 2014 to September 2018. While with PricewaterhouseCoopers, Ms. Zarmi served as Vice Chairman, Global and U.S. Chief Information Officer, where she led a global digital transformation and was instrumental in designing and implementing new innovative technologies. She began her career as a developer at Motorola. Ms. Zarmi holds an MBA from Columbia University and a B.S. in Engineering from the Technion—Israel Institute of Technology. Ms. Zarmi served on the board of Alfresco Inc., a leading digital business platform company, and as an advisory board member to each of Nutanix, a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, and Nuvo Cares, an emerging leader in maternal-fetal health through new technology, tools and practices. Ms. Zarmi also serves with the non-profit organizations Society of Information Management as a board member and as an advisory board member with Ability Beyond. Among her community commitments, Ms. Zarmi advocates for women in technology by providing mentorship to aspiring entrepreneurs and technologists.

10	2021 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Controlled Company

Our Common Stock is listed on the NYSE. As Apollo controls more than 50% of the combined voting power of the Company, we are considered a “controlled company” for the purposes of that exchange’s rules and corporate governance standards. We have availed ourselves of the “controlled company” exception under the NYSE rules, which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that the compensation committee of our Board of Directors (the “Compensation Committee”) and nominating and corporate governance committee of our Board of Directors (the “Nominating and Corporate Governance Committee”) be comprised entirely of independent directors. The audit committee of our Board of Directors (the “Audit Committee”) is comprised entirely of independent members.

If at any time we cease to be a “controlled company” under the NYSE rules, the Board of Directors will take all action necessary to comply with the applicable NYSE rules, including appointing a majority of independent directors to the Board of Directors and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are comprised entirely of independent directors, subject to a permitted “phase-in” period.

Director Independence

We have availed ourselves of the “controlled company” exception under the NYSE rules, which exempts us from certain requirements, including that we have a majority of independent directors on our Board of Directors (see “Corporate Governance—Controlled Company”). No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In accordance with the NYSE listing standards, the Board of Directors considers the following categorical standards of director independence, according to which independent directors:

•

Are not, nor have been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company;

•

Have not received, nor have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(a) Are not a current partner or employee of a firm that is the listed company’s internal or external auditor; (b) do not have an immediate family member who is a current partner of such a firm; (c) do not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) were not, and do not have an immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•

Are not, and do not have an immediate family member who is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee;

•

Are not a current employee, or an immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

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CORPORATE GOVERNANCE

•	Do not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the issuer or any subsidiary thereof.

The listing standards of the NYSE and the rules of the SEC require the members of a company’s audit committee to be independent. As a “controlled company,” the majority of our Board of Directors is not required to be independent.

The Board of Directors has determined that Mr. Africk, Ms. Griffin, Mr. Winter and Ms. Zarmi are our independent directors, as such term is defined by the applicable rules and regulations of the SEC and the NYSE. Our Audit Committee is comprised of Mr. Africk, Ms. Griffin and Mr. Winter, who serves as chair.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each, and takes an active role in reviewing our enterprise risk management process. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements, and the Audit Committee is responsible for overseeing the management of financial risks, which also more broadly encompasses enterprise risk management, including compliance, cybersecurity and related risks. While each committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

The Chairman of our Board of Directors and our Chief Executive Officer (“CEO”) are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the CEO should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and CEO positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. In addition, our Board of Directors does not currently have a policy as to whether an independent director may be appointed as lead director.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management group permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.

Board of Directors Meetings and Committees

In fiscal 2020, the Board of Directors held eight meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

Recent representative discussion topics of the Board of Directors included:

•	The impact of COVID-19 on team members, customers and the operations across the Company generally.

•	Enterprise Risk Management and associated risk mitigation efforts including the approval of a company-wide Risk Appetite Statement.

•

Budget in light of key strategic investment areas including with respect to the implementation of the Google partnership and internal development of a next generation platform. The Board of Directors discussed the proposed partnership and

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CORPORATE GOVERNANCE

potential investment by Google in the Company during multiple meetings prior to the consummation of these transactions.

•	Certain capital structure and cost of funds considerations.

•	Mergers and acquisitions activity, including the acquisition of Defenders and various strategic tuck in acquisitions across the business.

•

The Company’s strategic initiatives including with respect to the acceleration of capital efficient growth, maintaining a market leadership position, brand management, go to market initiatives, innovation in products and offerings, and prioritizing the customer experience.

•

Reviews by each committee Chairperson of the matters discussed during their most recent committee meetings, together with any committee recommended actions for the consideration of the Board of Directors.

The Board of Directors has four committees:

•	Audit;

•	Compensation;

•	Executive; and

•	Nominating and Corporate Governance.

Each of these committees operates under written charters which are available at the Company’s website at https://investor.adt.com/ by clicking on “Governance,” “Governance Documents,” and then the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as follows:

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee

Marc E. Becker

James D. DeVries

Andrew D. Africk

Tracey R. Griffin

Eric L. Press

Reed B. Rayman

Matthew E. Winter

 = Member              = Committee Chair

Audit Committee

In fiscal 2020, the Audit Committee held eight meetings. Our Audit Committee consists of Messrs. Winter (Chair) and Africk, and Ms. Griffin. Our Board of Directors has determined that each of Mr. Africk, Ms. Griffin and Mr. Winter qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Africk, Ms. Griffin and Mr. Winter are independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the NYSE listing standards. The principal duties and responsibilities of our Audit Committee include the following:

•	To prepare the annual Audit Committee report to be included in our annual proxy statement;

•	To oversee and monitor our accounting, tax, treasury, financial reporting, external reporting, and asset-safeguarding policies and processes;

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CORPORATE GOVERNANCE

•	To oversee and monitor the integrity of our financial statements and internal controls;

•	To oversee and monitor the independence, retention, performance, and compensation of our independent auditor;

•	To oversee and monitor the performance of our internal audit function;

•	To discuss, oversee, and monitor policies with respect to risk assessment and risk management;

•	To discuss with management our information technology and cybersecurity risks and concerns on an annual basis, and more frequently if and as needed;

•	To oversee and monitor our compliance with legal and regulatory requirements and the implementation and effectiveness of our compliance and ethics programs;

•	To review and evaluate any actual or potential conflict of interest regarding a related person transaction;

•	To engage with management periodically regarding management’s environmental, social and governance (“ESG”) related initiatives and the use and reporting of related ESG metrics;

•	To conduct investigations the Committee deems appropriate; and

•	To provide regular reports to the Board of Directors.

The Audit Committee has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Recent representative discussion topics of the Audit Committee included:

•	Review of accounting and disclosure implications stemming from the impact of COVID-19 and related internal control requirements of a work from home environment.

•	An advanced Enterprise Risk Management framework, including the recommendation to the Board of Directors of a company-wide Risk Appetite Statement.

•	Cybersecurity.

•	Disclosure and internal control implications of a strategic relationship with Google and investment by Google in the Company.

•	Integration considerations relating to the Company’s various M&A activities, including the Company’s acquisition of Defenders.

•	Tax and Treasury operations and ongoing strategies.

•	Compliance and ethics matters, including the approval of a charter for a newly formed Ethics and Compliance Committee.

•	Disclosures relating to ESG, corporate responsibility and related metrics.

•	Review of regulatory and legislative developments impacting the Company and industry.

Executive Committee

Our Executive Committee of the Board of Directors (the “Executive Committee”) consists of Messrs. Becker (Chair), DeVries, and Rayman. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers and duties of the Board of Directors when the Board of Directors is not in session, or when it is impractical to call a special meeting of the Board of Directors, and to implement the policy decisions of the Board of Directors. The Executive Committee serves at the pleasure of our Board of Directors. This committee and any of its members may continue to serve or be changed once our Sponsor no longer owns a controlling interest in us.

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CORPORATE GOVERNANCE

Compensation Committee

In fiscal 2020, the Compensation Committee held five meetings. Our Compensation Committee consists of Messrs. Becker (Chair), Rayman, and Africk. The principal duties and responsibilities of the Compensation Committee include the following:

•

Review and make recommendations to the Board of Directors with respect to the Company’s compensation strategy to ensure it is appropriate to attract, retain and motivate senior management and other key employees;

•

Review and make recommendations to the Board with respect to the executive compensation philosophy, policies and programs that in the Committee’s judgment support the Company’s overall business strategy and review and discuss, at least annually, the material risks associated with executive compensation structure, policies and programs to determine whether such structure, policies and programs encourage excessive risk-taking and evaluate compensation policies and practices that could mitigate any such risk;

•

On an annual basis, review and make recommendations to the Board with respect to corporate goals and objectives relevant to the compensation of the Company’s CEO, evaluate the CEO’s performance in light of these goals and objectives, and determine and approve CEO compensation based on this evaluation;

•

On an annual basis, review and approve corporate goals and objectives relevant to the compensation of the Company’s other executive officers, evaluate the executive officers’ performance in light of those goals and objectives, and determine executive officer compensation based on this evaluation;

•	Review, approve and administer the Company’s incentive compensation, equity-based and pension plans;

•	Review and approve any employment agreement or compensatory transaction with an executive officer of the Company, other than the CEO, involving compensation in excess of $120,000 per year;

•	Establish and periodically review policies concerning perquisite benefits;

•	Develop and recommend to the Board for approval a CEO and executive officer succession plan; and

•	Prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

Recent representative discussion topics of the Compensation Committee included:

•	The evaluation of compensation performance goals and incentive plan structure and related impact on risk taking by senior executives and employees.

•	Policies designed to foster alignment between management and our stockholders, including the approval of an Incentive Compensation Clawback Policy and Stock Ownership Guidelines.

•	Consideration of the appropriate peer group for compensation and talent acquisition purposes.

•	Corporate goals and objectives relevant to the compensation of the CEO and other executive management and consideration of long term shareholder value.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules, which exempts us from the requirement that we have a Compensation Committee comprised entirely of independent directors.

Nominating and Corporate Governance Committee

Our Board of Directors established a Nominating and Corporate Governance Committee. In fiscal 2020, the Nominating and Corporate Governance Committee held two meetings. Our Nominating and Corporate Governance Committee consists of Messrs. Becker (Chair), Press, and DeVries. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include the following:

•	To identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board of Directors;

2021 PROXY STATEMENT	15

CORPORATE GOVERNANCE

•

To recommend to our Board of Directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the committees of the Board of Directors;

•	To recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board of Directors;

•	To review stockholder proposals affecting corporate governance and to make recommendations to the Board accordingly;

•	To identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	To develop, review, and assess the adequacy of our corporate governance principles and guidelines periodically and recommend to our Board of Directors any changes deemed appropriate; and

•	To oversee the evaluation of our Board of Directors and its committees.

Recent representative discussion topics of the Nominating and Corporate Governance Committee included:

•	Director recruitment and nominations and a recommendation to appoint Ms. Sigal Zarmi to the Board of Directors.

•	Review of certain governance matters, such as the continued adequacy of the Board of Directors’ Governance Principles, over-boarding and ESG matters.

•	Assessment of the effectiveness of the Board of Directors and committees of the Board of Directors in providing proper governance and oversight.

•	Review of regulatory and legislative developments impacting the Company and industry.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules, which exempts us from the requirement that we have a Nominating and Corporate Governance Committee comprised entirely of independent directors.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2020 included Messrs. Africk, Becker and Rayman. None of the members of the Compensation Committee in 2020 were, at any time during 2020 or at any other time, an officer or employee of the Company.

None of our executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2020.

Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board of Directors

In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials, including, among other things, their individual background, experience and knowledge. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company;

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board of Directors and its committees;

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

16	2021 PROXY STATEMENT

CORPORATE GOVERNANCE

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, gender identity, sexual orientation, age, disability, political affiliation or any other basis proscribed by law. The value of diversity on the Board of Directors should be considered.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•

The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;

•	A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and

•

Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Each such recommendation must be sent to the Secretary of the Company at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431 and must be received within the time indicated above under “When are stockholder proposals due for consideration at next year’s annual meeting?” The Nominating and Corporate Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Corporate Governance Guidelines

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of business conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. The Company also maintains an ethics hotline as set forth in our code of business conduct and ethics so that any suspected violation of our code of business conduct and ethics can be reported confidentially, without fear of reprisal. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at https://investor.adt.com/. The code of business conduct and ethics is made available on our website.

We have Board Governance Principles that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. The principles are available for viewing on our website at https://investor.adt.com/. We will also provide the Board Governance Principles, free of charge, to stockholders who request them. Such requests should be directed to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

Environmental, Social and Governance Initiatives

We recognize the importance of corporate responsibility and have tracked our ESG initiatives in internal annual and periodic reporting for several years. We also recently began to more formally report publicly on our corporate Environmental, Social and Governance (ESG) initiatives. For example, we have included enhanced disclosure in our 2020 Annual Report on Form 10-K and we have published to our website our 2020 SASB Index Report, which is a Sustainability Accounting Standard’s Board (SASB) aligned report that reflects certain of our ESG metrics. This report can be found on our investor relations website at https://investor.adt.com/.

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CORPORATE GOVERNANCE

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive sessions without management on a regular basis. Under the Company’s Board Governance Principles, the Chairman presides at such executive sessions (the “Presiding Director”). In the absence of the Presiding Director, the non-management directors will designate another director who is present to preside over such executive sessions.

Apollo Approval of Certain Matters and Rights to Nominate Certain Directors

As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding common stock, Apollo will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk-taking that is reasonably likely to have a material adverse effect on the Company.

Communications with the Board of Directors

Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Secretary and Chief Legal Officer, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at https://investor.adt.com under the Governance tab. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.

Director Attendance at Annual Meeting

The Company encourages all of our directors to attend each Annual Meeting of Stockholders. Six of our directors attended the 2020 Annual Meeting of Stockholders either remotely or in person.

18	2021 PROXY STATEMENT

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position

James D. DeVries	58	President and Chief Executive Officer, Director

Jeffrey A. Likosar	50	Executive Vice President, Chief Financial Officer and Treasurer

James P. Boyce	64	President, Chief Business Development Officer

Daniel M. Bresingham	49	Executive Vice President, Commercial

David W. Smail	55	Executive Vice President, Chief Legal Officer and Secretary

Donald M. Young	56	Chief Information Officer and Executive Vice President, Field Operations

Harriet K. Harty	54	Senior Vice President, Chief Administrative Officer

Zachary S. Susil	38	Vice President, Controller and Chief Accounting Officer

James D. DeVries. For the biography of James D. DeVries, please see “Proposal 1—Election of Directors—Class I Directors.”

Jeffrey A. Likosar is our Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, from February 2014 to September 2016, Mr. Likosar served as CFO of Gardner Denver, a leading global provider of high-quality industrial equipment, technologies, and services to a broad and diverse customer base through a family of highly recognized brands. Mr. Likosar was responsible for all aspects of the financial function in this role. From November 2008 to February 2014, Mr. Likosar served in various capacities at Dell Inc., a privately owned multinational computer technology company, including as Chief Financial Officer, End User Computing and Operations, and Vice President of Financial Planning and Analysis and Acquisition Integration. Prior to joining Dell, Mr. Likosar spent most of his career at GE across the Appliances, Plastics, and Aviation Divisions. His roles included Chief Financial Officer of Resins (in GE’s Plastics Division) and Chief Financial Officer of Military Systems (in GE’s Aviation Division), in addition to various other roles in the Plastics and Appliances Divisions. Mr. Likosar began his career at GE Appliances as an analyst in the Financial Management Program and holds a bachelor’s degree in Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill.

James P. Boyce is President, Chief Business Development Officer at ADT. Before joining ADT in January 2020, Mr. Boyce was President and CEO of Defenders, Inc. (“Defenders”), which was our largest partner and only Authorized Premier Provider at the time we acquired it in January 2020. Prior to joining Defenders in 2011, Mr. Boyce held multiple senior executive positions at Convergys Corporation, including President of Global Business Units. He also spent 20 years at Procter & Gamble, holding executive positions in General Management, and Sales and Marketing, including Vice President, Global eBusiness. Mr. Boyce earned a Bachelor of Science degree, graduating magna cum laude from Boston College Carroll School of Management.

Daniel M. Bresingham is our Executive Vice President, Commercial. Previously, Mr. Bresingham served as our Executive Vice President and Chief Administrative Officer from March 2018 to December 2018. From October 2016 to March 2018, Mr. Bresingham was our Executive Vice President, Chief of Staff, and Treasurer. Prior to that, Mr. Bresingham served as Chief Financial Officer of Prime Borrower from July 2015 to October 2016. From April 2010 to June 2015, Mr. Bresingham served as the Chief Financial Officer of Protection One. Prior to joining the Company, Mr. Bresingham served as Chief Financial Officer of Stanley Convergent Security Solutions from January 2007 through April 2010 and was the Controller of HSM Electronic Protection Services from November 2004 to January 2007. Mr. Bresingham also has senior management experience in the

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EXECUTIVE OFFICERS

telecommunications industry and public accounting experience from his time at Arthur Andersen and PricewaterhouseCoopers. Mr. Bresingham holds a bachelor’s degree in Accounting from the University of Illinois at Urbana-Champaign and an MBA from the University of Chicago.

David W. Smail is our Executive Vice President, Chief Legal Officer and Secretary. Prior to joining the Company, from August 2015 to September 2018, Mr. Smail served as Executive Vice President & Chief Legal Officer for Scientific Games Corporation, a leading developer and provider of technology-based products, systems, platforms, and services for the global gaming and lottery industries. Prior to that he held the role of Executive Vice President & General Counsel at Morgans Hotel Group, an international hospitality company, and before that was Executive Vice President and Group General Counsel of global advertising and communications services business Havas S.A. He also was previously a partner in the international law firm Hogan Lovells (previously Hogan & Hartson). Mr. Smail holds a Bachelor of Arts degree, summa cum laude, in Biology and French from Macalester College, and a Juris Doctor degree, cum laude, from Harvard Law School.

Donald M. Young is our Chief Information Officer and Executive Vice President, Field Operations. Previously Mr. Young was our Senior Vice President and Chief Information Officer from May 2016 to December 2018. Mr. Young served as the Chief Operating Officer and Chief Information Officer of Prime Borrower from July 2015 to May 2016, and for Protection One from June 2010 to July 2015. Mr. Young joined the alarm industry in 1988 after serving four years in the United States Air Force as a Computer Programmer Analyst. Since then, he has worked as Central Station Manager, Operations and General Manager, Corporate Director, Director of Call Center Operations, Vice President of Information Technology, Chief Information Officer and Chief Operating Officer. Mr. Young is currently President of The Monitoring Association (TMA) and past President of the Partnership for Priority Video Alarm Response (PPVAR). He is also an SSI Alarm Industry Hall of Fame member. Mr. Young holds an Associate of Science degree in Data Processing from the Community College of the Air Force and a Bachelor of Science degree in Information Technology Management from America Military University.

Harriet K. Harty joined ADT in July 2020 as the Chief Administrative Officer. Ms. Harty is a Senior Business Executive with a strong combination of financial acumen, operational excellence and human resources expertise. Prior to joining ADT, Ms. Harty served roughly 25 years at Allstate in various leadership roles, including as their Chief Human Resource Officer, and, just prior to ADT, served as the Executive Vice President and Chief Human Resources Officer at Sompo International. Ms. Harty also serves as an advisory board member for After School Matters and has served as a Board Member for Women Employed. She earned a Master of Business Administration in Marketing from the University of Illinois at Chicago and a Bachelor of Science in Accountancy from Northeastern Illinois University in Chicago. She is also a Certified Public Accountant.

Zachary S. Susil is our Vice President, Controller and Chief Accounting Officer. Mr. Susil was appointed Chief Accounting Officer in April 2019 and has served as Vice President and Controller since January 2017. Previously, Mr. Susil served as Director of External Reporting and Accounting Research and Policy for The ADT Corporation from November 2015 to December 2016 and Director of Accounting Research and Policy from March 2015 to October 2015. Mr. Susil held various accounting positions at The ADT Corporation from September 2012. Prior to joining The ADT Corporation, Mr. Susil held positions at Tyco International Ltd and Ernst & Young LLP. Mr. Susil is a Certified Public Accountant in the state of Florida and graduated from the University of Florida with both a bachelor’s and a master’s degree in Accounting.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section of the proxy statement describes in detail the Company’s executive compensation philosophy and programs, as well as the compensation decisions made by the Compensation Committee and the factors which were considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“NEOs”) who, for fiscal year 2020, are listed below.

NAME	AGE	TITLE

James D. DeVries	58	President and Chief Executive Officer

Jeffrey A. Likosar	50	Executive Vice President, Chief Financial Officer and Treasurer

James P. Boyce	64	President, Chief Business Development Officer

Daniel M. Bresingham	49	Executive Vice President, Commercial

Donald M. Young	56	Chief Information Officer and Executive Vice President, Field Operations

Jamie E. Haenggi(1)	51	Executive Vice President, Chief Customer Officer since August 2020. Prior to August 2020, Senior Vice President, Chief Customer Officer.

(1)	Ms. Haenggi was not an executive officer at December 31, 2020. Based on her 2020 compensation, however, she would have been a NEO had she been an executive officer at such time.

Executive Compensation - Compensation Discussion and Analysis Table of Contents

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

2020 Highlights

In an extraordinarily challenging year, our efforts and resilient business model allowed us to deliver full year 2020 results in-line with or above our pre-pandemic financial outlook.

Strong demand from our residential customers more than offset the severe impact of the COVID-19 pandemic on our commercial business. For the full year, we grew our residential net subscriptions as we capitalized on external demand catalysts and continued to drive sustainable internal improvements to our subscriber acquisition engine.

Full year U.S. Gross RMR additions totaled $52.6 million, while our interactive take-rate increased to 86%. We also passed the milestone of 3 million residential interactive customers.

Our focus on capital efficient growth, and the cost of acquiring subscribers, improved to a record revenue payback period of 2.2 years. This efficiency was driven by our successful consumer pricing and financing initiatives, as well as benefits from our acquisition of Defenders Holdings, Inc.

Our gross attrition improved by 30 basis points to 13.1%, as relocations across the country were less common than normal in the second and third quarters of 2020 and, importantly, our customer satisfaction was strong.

We also delivered on our commitment to drive strategic partnerships and alliances to expand our reach and offerings, and ultimately to better serve our customers. On the residential front we entered a long-term relationship with D.R. Horton, the nation’s largest homebuilder. In commercial, we completed the integration of our Red Hawk operations and added a number of tuck-in acquisitions to better position the business for the post-COVID-19 recovery. In mobile, we introduced the Company to a broader set of potential customers through the national rollout of our partnerships with Lyft, Inc. and Instacart. Our most transformative partnership of 2020 was with Google LLC. The foundation for this partnership is a shared vision for the future of the smart and helpful home and a steadfast commitment to our customers.

2020 Commitment to Drive Strategic Partnerships and Alliances

D.R. Horton

Lyft

Instacart

Google

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

The Company’s executive compensation program is guided by the following principles, which make up our executive compensation philosophy:

Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance and are focused on producing sustainable long-term growth.

Attract, Promote and Retain Talented Management Team. We compete for talent with other companies both smaller and larger, and both in our market and in other industries. To attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.

Align Management’s Interests with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of the stockholders and to encourage the creation of long-term value. Therefore, equity awards make up a substantial component of executive compensation.

Our executive compensation program has three key elements, which have been designed to reflect the above-mentioned principles: base salary, annual cash incentive compensation, and long-term equity compensation. We also provide limited perquisites and retirement benefits to our NEOs.

Prior to our initial public offering (“IPO”) in January 2018, our executive compensation program promoted direct ownership in the business, alignment of the interests of management with our Sponsor and a focus on long-term success. Prior to our IPO, each of Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi had made a direct investment in Prime Security Services TopCo Parent, L.P. (“Prime TopCo LP”) and were granted profits interests under the operating agreement for Prime TopCo LP (the “LP Agreement”), 50% of which vest based on performance and the remaining 50% of which vest based on service. Following our IPO, our executive compensation program continued to have a significant equity compensation component. We have aimed to ensure that the base salary and target annual incentive levels of each NEO are competitive to appropriately retain and reward our NEOs for their ongoing service and achievements.

We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Each year, our Compensation Committee evaluates our compensation philosophy to determine whether it should be adjusted, as well as each of the elements of our compensation program, and may make changes as it deems appropriate.

	WHAT WE DO	WHAT WE DO NOT DO

We align executive compensation with the interests of the Company’s stockholders	Pay clearly aligned with performance
Executive compensation program designed to ensure majority of value is at risk
Double-trigger change in control provisions for cash and equity awards

We design the Company’s executive compensation program to avoid excessive risk and promote sustainable growth	Annual evaluation of risk in compensation programs to ensure mitigation of undue risk
Mix of compensation components (fixed and variable pay, short- and long-term incentives) that encourage focus on both the short- and long-term interests of the Company and its stockholders
Incentive awards with payouts based upon a variety of financial and operational objectives, which minimizes the risk associated with any single performance measure
Pay Recoupment Policy

We adhere to executive compensation best practices	Independent compensation consultant	No repricing of underwater stock options
	Reasonable post-employment/change in control provisions	No inclusion of the value of equity awards in severance calculations
	Limited perquisites	No excise tax gross-ups upon change in control
No hedging of our stock is permitted by employees or directors

2021 PROXY STATEMENT	23

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Executive Officer Compensation (including NEOs)

Role of Compensation Committee and Board of Directors

Our Compensation Committee is responsible for, among other things, overseeing our overall compensation structure, policies and programs, including assessing whether our compensation structure results in appropriate compensation levels and incentives for executive management and employees, and for reviewing the performance of and approving the compensation awarded to our executive officers and other senior officers who are subject to the filing requirements of Section 16 of the Exchange Act. In addition, our Compensation Committee is responsible for the approval of equity awards to all of our employees, including grants made to our executive officers, provided that grants to our executive officers are ratified by the full Board of Directors based upon the recommendation of the Compensation Committee, and the Board of Directors approves, pursuant to Rule 16b-3 of the Exchange Act, the exemption of such grants, acquisition of shares of our Common Stock upon settlement or exercise of such grants and subsequent dispositions of such shares of our Common Stock from liability under Section 16(b) of the Exchange Act. In addition, both the Compensation Committee and the Board of Directors review annually the corporate goals and objectives applicable to the compensation of our executive officers and, in the case of our CEO, the Board of Directors approves such goals and objectives based upon the recommendation of the Compensation Committee. The Compensation Committee also ratifies, from time to time, the authority of our CEO to approve equity grants to our employees under our Policy and Procedures for Granting Equity-Based Awards, other than to our executive officers and subject to certain other restrictions as set forth in such policy.

Role of Management

In making determinations with respect to executive compensation for executive officers, our Compensation Committee considers input from the CEO. The CEO provides insight to the Compensation Committee on specific decisions and recommendations related to the compensation of the executive officers other than himself. Our Compensation Committee believes that the input of the CEO with respect to the assessment of individual performance, succession planning and retention is a key component of the process.

Role of Independent Compensation Consultant

The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its evaluation of executive compensation.

The Board of Directors retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, as its independent external advisor to assist it in its evaluation of executive compensation, and to provide insight and market perspective on our current compensation programs.

In selecting Pearl Meyer, the Board of Directors reviewed their independence, including the factors prescribed by the SEC, and concluded that there were no conflicts of interest that would preclude them from serving as an independent advisor to the Board. Pearl Meyer does not provide other services to us, except at the direction of our Board of Directors or Compensation Committee. We do not have any other relationships with Pearl Meyer.

Role of External Market Data

The Compensation Committee considers a number of factors in determining target total compensation for each of the Company’s executive officers (including our NEOs). These factors include, but are not limited to, position-specific market data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee strives to generally target executive compensation at the median of the Company’s competitive market (including both selected peer companies and the broader competitive market) in the aggregate, it also applies discretion based upon its review of the factors noted above to make individual compensation decisions for the Company’s executive officers. In addition, the Compensation Committee may target above-median market compensation for specific individuals for a variety of reasons, including, but not limited to:

•	specific organizational considerations, for example, because the role is considered critical to delivering on our overall business strategy;

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•	the need for specific expertise in building new or improving upon existing business functions, particularly in the process of hiring candidates from external sources; and

•	the retention of key executives the Company believes are critical to its success.

Similarly, the Compensation Committee may target below-median compensation if individuals are new in their roles or are performing a role that is narrower than what is typical in the market.

Peer Group Development

The Compensation Committee, with the assistance of Pearl Meyer, its independent compensation consultant, has developed a peer group for use in making compensation decisions. While the Compensation Committee considers the executive compensation data at peer group companies, it is not the sole factor in the decision-making process. The Compensation Committee also considers general industry data from third-party providers in its review of compensation for our executive officers (including our NEOs). Neither the Compensation Committee nor management has any input into the companies included in these general industry surveys. The table below highlights how the companies included in the peer group were chosen, and how the compensation information related to these companies is used.

How Peer Group Companies are Selected	How Peer Group Data is Utilized

•  Similar or related industry sector

•  Generally focused on business models that generate subscription-based recurring revenue

•  Provide a technology-enabled service

•  Primarily business-to-consumer (B2C) focused, although companies that are business-to-business (B2B) focused are also considered

•  Generally between $2 billion and $10 billion in revenue

•  As an input in determining base salaries, annual incentive targets and long-term incentive award targets

•  As an input in the design of compensation plans

•  To validate whether our executive compensation program is aligned with Company performance

•  To benchmark the form and mix of equity awards granted to our employees

The Compensation Committee will review the peer group periodically to determine whether any significant changes to the business conditions of the Company or any of its peers would warrant any changes to the peer group. The peer group utilized for fiscal year 2020 was:

Stanley Black & Decker, Inc.	Expedia Group, Inc.	Republic Services, Inc.

Frontier Communications Corporation(1)	Cintas Corporation	Sirius XM Holdings Inc.

Spotify Technology S.A.	Telephone and Data Systems, Inc.	The Brink’s Company

ServiceMaster Global Holdings, Inc.	Rollins, Inc.

(1)	Frontier Communication Corporation was removed from the Company’s 2021 peer group.

2020 Advisory Vote on Executive Compensation

At our 2020 Annual Meeting, over 99% of the shares voted were cast in favor of our advisory vote to approve the compensation of our NEOs.

We recognize that the business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate governance and align executive pay with our performance. The compensation committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 2—Advisory Vote to Approve the Compensation of our Named Executive Officers” for additional information.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. A significant majority of our NEOs’ total direct compensation is performance-based and at risk. The Company also provides various benefit and retirement programs, as well as an annual executive physical for our NEOs (and executive officers). The table below provides an overview of the elements of the Company’s executive compensation program, a brief description of each compensation element, and the reason for inclusion in the executive compensation program.

COMPENSATION DASHBOARD

Fiscal Year 2020

Annual Total Direct Compensation

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ECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation

Benefits	Retirement Programs	Perquisites

•  To promote the health, wellness and well-being of executives

•  Includes medical, dental and disability plans

•  The NEOs are eligible to participate in the same benefit plans applicable to the Company’s employee population as a whole

•  The NEOs generally are eligible to participate in the same basic retirement plan available to the Company’s non-union employee population as a whole

•  Includes both retirement savings plan and deferred compensation plan

•  The Company generally believes that providing perquisites to our executives that are not provided to the employee population as a whole is not aligned to stockholder interests and best practices

•  The only exceptions are that our CEO is provided reimbursement of certain travel and housing expenses on a grossed up for taxes basis each calendar year and certain executives, including the NEOs, are eligible to receive an annual physical examination at the Company’s expense

•  Additional detail can be found in this section under the heading “Executive Benefits and Limited Perquisites.”

Base Salary

Each NEO is party to an employment agreement or offer letter, as applicable, that provides for a fixed base salary, subject to annual review. Base salaries may be increased, but may not be decreased. The Compensation Committee reviews base salary levels on an annual basis to determine whether the base salary level is appropriate given the NEO’s job responsibilities, experience, value to the Company, and market pay level. Base salary levels are determined by taking into consideration all elements of compensation as a whole, and based on individual position, experience, and competitive market base salaries for similar positions.

In February 2020, the Compensation Committee approved base salary increases, effective March 29, 2020, of 2.5% for each of Mr. DeVries to $1,025,000, Mr. Likosar to $666,250, Mr. Bresingham to $533,000, and Mr. Young to $533,000. Ms. Haenggi received a base salary increase of 8.7% to $500,000.

The following are the actual base salaries for each of the NEOs as of December 31, 2019 and 2020 (actual salary paid in respect of 2020 appears in the Summary Compensation Table).

Name	Base Salary December 31, 2019	Base Salary December 31, 2020	Increase %

James D. DeVries	$1,000,000	$1,025,000	2.5

Jeffrey A. Likosar	$650,000	$666,250	2.5

James P. Boyce	$—	$655,000	(i)

Daniel M. Bresingham	$520,000	$533,000	2.5

Donald M. Young	$520,000	$533,000	2.5

Jamie E. Haenggi	$460,000	$500,000	8.7

(i)	Mr. Boyce began his employment with the company on January 6, 2020.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Compensation

The second component of executive officer compensation is an annual cash incentive based on Company performance. Tying a portion of total compensation to annual Company performance permits us to adjust the performance metrics each year to reflect changing objectives and to emphasize those that may be of special importance for a particular year. Through the annual incentive program, we seek to provide an appropriate amount of short-term cash compensation that is at risk and tied to the achievement of certain short-term performance goals.

For 2020, the target bonus opportunities for our NEOs were as follows:

Name	Target Bonus % of Base Salary

James D. DeVries	125%

Jeffrey A. Likosar	100%

James P. Boyce	100%

Daniel M. Bresingham	100%

Donald M. Young	100%

Jamie E. Haenggi	70%

For the 2020 fiscal year, the annual incentive plan (the “2020 AIP”) was approved with a design that reflects the Company’s focus as a primarily subscriber-based business with significant recurring monthly revenues. The metrics utilized in the 2020 AIP were selected to drive results in those categories that we believed would have the most significant impact on the success of our subscriber-based business. The metrics utilized for the 2020 fiscal year, as well as the respective weightings for each metric, are set forth below.

Performance Metric	Weighting	Target	Actual Performance	Performance as a % of Target	Weighted Average Payout

Adjusted EBITDA ($Millions)(a)	25%	$2,236	$2,199	98.4%	18.1%

Revenue Payback Period (including upgrades and add-ons)(b)	25%	2.3x	2.2x	102.4%	34.4%

Gross RMR Additions (excluding wholesale) ($Millions)(c)	25%	$50.8	$52.6	103.7%	47.9%

Gross Customer Revenue Attrition (excluding DIY)(d)	25%	14.1%	13.1%	106.9%	50.0%

TOTAL					150.4%

(a)

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets, (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions, (v) share-based compensation expense, (vi) merger, restructuring, integration, and other, (vii) losses on extinguishment of debt, (viii) radio conversion costs, (ix) financing and consent fees, (x) foreign currency gains/losses, (xi) acquisition related adjustments, and (xii) other charges and non-cash items.

(b)

Revenue payback period measures the net subscriber acquisitions cost (SAC) incurred in the period divided by the recurring monthly revenue added during the period, and represents the approximate time, in years (rounded), required to recover our net SAC through contractual monthly recurring fees. Net subscriber acquisition cost represents the costs of acquiring new customers and installation expenditures, net of installation revenues.

(c)

Gross Recurring Monthly Revenue (RMR) generated in the period by contractual recurring fees for monitoring and other recurring services provided to our customers, excluding contracts monitored but not owned.

(d)

Gross customer revenue attrition for 2020 is defined as RMR lost as a result of customer attrition, net of dealer charge-backs and reinstated customers, excluding contracts monitored but not owned and DIY customers. Customer sites are considered canceled when all services are terminated. Dealer charge-backs represent customer cancellations charged back to the dealers because the customer canceled service during the charge-back period, which is generally 13 months.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the calculation of bonuses for fiscal year 2020 paid to each of the NEOs.

Name	Base Salary	Bonus Target %	Bonus Target	Business Performance	Actual Bonus Paid for Fiscal Year 2020

James D. DeVries	$1,025,000	125%	$1,281,250	150.4%	$1,927,000

Jeffrey A. Likosar	$666,250	100%	$666,250	150.4%	$1,002,040

James P. Boyce(1)	$655,000	100%	$655,000	150.4%	$985,120

Daniel M. Bresingham(2)	$533,000	100%	$533,000	130.0%	$692,900

Donald M. Young	$533,000	100%	$533,000	150.4%	$801,632

Jamie E. Haenggi(2)	$500,000	70%	$350,000	165.0%	$577,500

(1)

Mr. Boyce has served as our President, Chief Business Development Officer since January 6, 2020. In accordance with his offer letter his 2020 AIP incentive award was based on the full calendar year results. The actual bonus payment is based on the actual level of achievement of the applicable performance goals for the year.

(2)	Mr. Bresingham’s and Ms. Haenggi’s bonus payout percentage is based upon the Compensation Committee’s review of his/her individual performance against full year 2020 objectives.

Non-GAAP Measures – Adjusted EBITDA

We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) interest, (ii) taxes, (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets, (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions, (v) share-based compensation expense, (vi) merger, restructuring, integration, and other, (vii) losses on extinguishment of debt, (viii) radio conversion costs, (ix) financing and consent fees, (x) foreign currency gains/losses, (xi) acquisition related adjustments, and (xii) other charges and non-cash items.

There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with net income or loss as calculated in accordance with GAAP.

We provide reconciliations of our non-GAAP metrics to their most comparable GAAP metrics as required by the rules and regulations of the SEC, and such reconciliations can be found on both the SEC’s and our Company websites.

Long-Term Equity Compensation

The Company’s long-term incentive compensation program is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is important to assure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. The annual equity award grant process occurs in conjunction with our annual assessment of individual performance and potential and takes into account the competitive compensation landscape. In addition to annual grants, the Company may make equity grants in certain other circumstances, such as for new hires or promotions, or to recognize an individual’s extraordinary contributions to the Company.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

In connection with our IPO in January 2018, our Board of Directors adopted, and our stockholders approved, our 2018 Omnibus Incentive Plan (as amended, the “Omnibus Incentive Plan”), pursuant to which we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards as permitted under the Omnibus Incentive Plan. The Omnibus Incentive Plan is designed to align the interests of our management team with our stockholders.

2020 Long-Term Incentive Plan Equity Awards

For fiscal year 2020, awards of equity under our annual long-term incentive program (the “2020 LTIP”) were delivered to employees in the form of RSUs. The following table describes the general terms and conditions applicable of awards under our 2020 LTIP:

Grant Type	Vesting	Other Terms & Conditions
RSUs	Generally, one-third per year, subject to continued employment through each applicable vesting date	Accumulate dividend equivalent units with respect to dividends, which vest in accordance with the vesting of the underlying RSU award

Target 2020 long-term incentive opportunities for Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi were approved in early 2020. Mr. Boyce’s 2020 long-term incentive opportunity was set forth in his offer letter when he was hired in January of 2020. Prior to approval of the 2020 long-term incentive opportunities for our NEOs, the Compensation Committee reviewed and determined that the amounts remain market competitive. Target 2020 long-term incentive opportunities and the number of RSUs awarded to our NEOs are set forth in the table below:

Name	Aggregate Value of 2020 LTI Award	Stock Options Awarded(1)	RSUs Awarded (#)
		(#)

James D. DeVries	$4,500,000		853,889

Jeffrey A. Likosar	$1,000,000		189,753

James P. Boyce (2)	$1,136,787	231,578	100,000

Daniel M. Bresingham	$600,000		113,851

Donald M. Young	$600,000		113,851

Jamie E. Haenggi	$600,000		113,851

(1)	Stock options had an exercise price of $6.25 per share.

(2)

The 2020 target long-term incentive opportunity for Mr. Boyce reflects his sign-on equity award opportunity. Further details of Mr. Boyce’s sign-on equity award are described following the tabular disclosure below under the headings “Employment Arrangements” and “Potential Payments upon Termination or Change in Control.”

Special Equity Awards

In February 2020, the Compensation Committee approved special equity awards in the form of non-qualified stock options and RSUs to certain key employees of the Company, including Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi, to provide an additional incentive to such employees to drive the Company’s performance and promote the long-term retention of such employees. The grant value of the special equity awards was weighted equally between non-qualified stock options and RSUs. The special equity awards vest as to one-third of the shares subject to the awards per year over a period of three years from the date of grant. Non-qualified stock options have an exercise price equal to the closing price of the Company’s common stock on the date of grant and expire on the 10th anniversary of the date of grant unless forfeited earlier. RSUs are eligible to receive cash dividend equivalents currently to the extent the Company pays

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

dividends to its stockholders; provided, that to the extent the holder terminates employment under certain circumstances prior to the third anniversary of the date of grant, the Company may claw back any dividend equivalents paid in respect of unvested RSUs. Shares delivered upon settlement of RSUs may not be transferred, except on a pro rata basis to the extent our Sponsor sells or otherwise disposes of its shares of our common stock. The special equity awards were in addition to the annual equity awards that were approved by the Compensation Committee in February 2020.

Name	Aggregate Value of 2020 Special Equity Award	Stock Options Awarded(1) (#)	RSUs Awarded (#)

James D. DeVries	$6,431,457	1,202,458	627,124

Jeffrey A. Likosar	$6,588,192	1,231,762	642,407

Daniel M. Bresingham	$6,744,947	1,261,070	657,692

Donald M. Young	$6,744,947	1,261,070	657,692

Jamie E. Haenggi	$5,781,383	1,080,917	563,736

(1)	Stock options had an exercise price of $5.27 per share.

Employment Arrangements

Each of our NEOs is party to an employment agreement or offer letter, as applicable, with one of our operating subsidiaries, which specifies the terms of the executive’s employment, including certain compensation levels, and is intended to assure us of the executive’s continued employment and to provide stability in our senior management team. In addition to the terms of these employment arrangements described under the heading “—Employment Arrangements” which follows the Summary Compensation Table below, the employment agreement or offer letter, as applicable, provides for certain severance payments and benefits following a termination of employment under certain circumstances. For details on the severance payments and benefits payable to each of our NEOs, see “—Potential Payments upon Termination or Change in Control with NEOs.”

Supplemental Savings and Retirement Plan

All of our NEOs are eligible to participate in the ADT Supplemental Savings and Retirement Plan (the “SSRP”), a deferred compensation plan that permits the elective deferral of base salary and annual performance-based bonus for executives in certain career bands. The SSRP provides eligible employees the opportunity to:

•	contribute retirement savings in addition to amounts permitted under the ADT Retirement Savings and Investment Plan (the “RSIP”);

•	defer compensation on a tax-deferred basis and receive tax-deferred market-based growth; and

•	receive any Company contributions that were reduced under the RSIP due to Internal Revenue Service (IRS) compensation limits.

Executive Benefits and Limited Perquisites

The Company’s executive officers, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including defined contribution savings plans (e.g., the RSIP), medical, dental and life insurance plans and long-term disability plans, as well as discounts on the services we provide. Additionally, the Company provides relocation benefits when a move is required. None of the NEOs participate in a defined benefit pension plan.

We also provide limited perquisites to our NEOs, including an annual executive physical for all of our NEOs, and a monthly auto allowance for Messrs. Bresingham and Young and Ms. Haenggi, which was discontinued in September 2020. Mr. DeVries

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

is also entitled to reimbursement for certain personal housing expenses and certain work-related travel expenses that, in each case, do not qualify as reimbursable business-related expenses, up to an annual maximum of $75,000 and an additional income tax gross-up payment related to such actual taxable reimbursements incurred.

Severance Benefits

Pursuant to the terms of his offer letter, Mr. Boyce is currently entitled to receive severance payments and benefits under the Defenders Executive Change in Control Severance Plan (the “Defenders Severance Plan”), a plan we acquired in connection with our acquisition of Defenders. Upon the expiration of the Defenders Severance Plan, he will be eligible to participate in The ADT Corporation Severance Plan for U.S. Officers and Executives (the “Severance Plan”). The amount to be received by Mr. Boyce under the Severance Plan or the Defenders Severance Plan will depend on the circumstances leading to his termination of service or employment with the Company. Severance for our other NEOs is pursuant to the terms of their respective employment agreements. Details with respect to the payments and benefits that would be payable under the plans or under the employment agreements to each of our NEOs, as applicable, are set forth in the section titled “Potential Payments upon Termination or Change in Control” below.

Other Compensation Policies and Practices

Insider Trading Policy and Equity Transaction Pre-Approval

The Company maintains an insider trading policy, applicable to all employees and directors, which prohibits the Company’s personnel from: (i) buying, selling or engaging in transactions in the Company’s securities at any time while aware of material non-public information about the Company; (ii) buying or selling securities of other companies while aware of material non-public information about those companies that they become aware of as a result of business dealings between the Company and those companies; or (iii) disclosing material non-public information to any unauthorized persons outside the Company. Each of the Company’s directors and Section 16 Officers, as well as any member of management who reports directly to the CEO, is required to receive the approval of the Company’s Chief Legal Officer prior to entering into any transaction in Company securities. This approval applies to each of our NEOs. Generally, trading by our directors, the Executive Officers, and a limited group of other Company employees is permitted only during announced “open window” trading periods that follow the public release of the Company’s quarterly earnings. Those who are subject to these trading restrictions, including the NEOs, may enter into a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934. These trading plans may be entered into only during an open window and must be approved by the Company’s Chief Legal Officer. The Company intends for trading plans to include a minimum 30-day “cooling off” period before the plan becomes effective, and the trading plans may not be amended during their term. Directors and employees, including the NEOs, bear full responsibility for any violation of the Company’s insider trading policy.

Anti-Hedging Policy

The insider trading policy maintained by the Company contains a provision which specifically prohibits all Company personnel from engaging in transactions in puts, calls, cashless collars, options or similar rights and obligations involving the Company’s securities, or selling such securities “short,” other than the exercise of any Company-issued stock options.

Equity Grant Practices

The Company’s practice is to grant annual equity awards to eligible employees on or after the second trading day after financial and other information about the Company has been widely released through a press release, newswire or periodic report filed with the SEC. This timing ensures that annual equity grants are made at a time when the market has the greatest amount of information concerning the Company’s performance, including its financial condition and results of operations, as is reasonably possible. All other equity grants during the year, which are generally comprised of new hire awards or other one-time grants, are made in conjunction with the company’s Policy and Procedures for Granting Equity-Based Awards.

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Pay Recoupment (Clawback) Policy

To encourage sound financial reporting and increase individual accountability, we adopted a pay recoupment policy in October 2020 which provides that, in addition to any other remedies available to it and subject to applicable law, the Company may recover any incentive compensation (whether in the form of cash or equity) paid by the Company to any current or former executive officer that resulted from any restatement of the reported financial results of the Company or one of its segments, if any, due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such individual’s fraud, willful misconduct or gross negligence. Our Compensation Committee has the sole discretion to make any and all determinations under this policy and will periodically review this policy to determine whether any changes are warranted.

Stock Ownership Guidelines

In February 2021, our Board of Directors adopted stock ownership guidelines to help further align the long-term interests of our independent directors and our management with the long-term interests of our stockholders. Under these guidelines, certain individuals are required to own a multiple in value of their equity to their annual base salary or, in the case of our independent directors, their annual cash retainer, before they can sell any of their shares of common stock as follows:

Position	Multiple of Annual Base Salary or Annual Cash Retainer

CEO	6x

CFO	3x

Executive Officers and CEO Management Direct Reports	2x

CEO Designees	2x

Independent Directors	5x

Tax and Accounting Considerations

Section 162(m) of the Code

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.

Section 162(m) of the Code provided a transition relief period exception, pursuant to which the deduction limit under Section 162(m) of the Code does not apply to certain compensation paid (or, in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m) of the Code, this transition relief period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering occurs.

These tax effects are only one factor considered by our Compensation Committee when entering into compensation arrangements. Our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where the Company believes it is appropriate to do so.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.

The employment agreements with Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi each provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the executive’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax. We do not provide excise tax gross-ups to our NEOs.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Members of the Compensation Committee:

Marc E. Becker, Chairman

Reed B. Rayman

Andrew D. Africk

The Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

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Summary Compensation Table

The information set forth in the following table reflects compensation paid to or earned by the NEOs for fiscal years 2020, 2019 and 2018. The table reflects total compensation earned beginning in the later of fiscal year 2018 or the year an individual first became a NEO.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5)(6) ($)	Total ($)

James D. DeVries	2020	1,018,269		8,827,151	2,104,302	1,927,000	265,571	14,142,293
President and Chief Executive Officer	2019	1,000,000		3,941,997	2,250,000	853,750	1,297,512	9,343,259
	2018	690,769	2,929,413	1,749,147	11,873,605	579,069	171,308	17,993,311

Jeffrey A. Likosar	2020	661,875	63,177	5,432,607	2,155,584	1,002,040	91,226	9,406,509
Executive Vice President,	2019	575,646	39,643	2,233,696	499,999	443,950	949,169	4,742,103
Chief Financial Officer and Treasurer	2018	527,303	35,720	2,035,908	8,495,902	424,320	147,279	11,666,432

James P. Boyce(7)	2020	665,375	1,000,000	625,000	511,787	985,120	544,157	4,331,439
President, Chief Business Development Officer

Daniel M. Bresingham	2020	529,500		5,138,070	2,206,873	692,900	77,683	8,645,026
Executive Vice President Commercial	2019	517,308		2,158,418	299,999	355,160	964,587	4,295,472
	2018	510,000		1,577,190	7,465,933	408,000	62,780	10,023,903

Donald M. Young	2020	529,500		5,138,070	2,206,873	801,632	77,083	8,753,158
Chief Information Officer and	2019	517,308		2,158,418	299,999	355,160	967,187	4,298,072
Executive Vice President, Field Operations	2018	510,000		1,577,190	7,465,933	408,000	70,662	10,031,785

Jamie E. Haenggi	2020	489,231		4,489,773	1,891,605	577,500	6,550	7,454,659
EVP & Chief Customer Officer	2019	457,308		1,892,929	299,999	219,926	795,328	3,665,490
	2018	447,567		1,394,729	6,442,226	252,000	7,641	8,544,163

(1)

The amounts in this column represent for Mr. DeVries the value of the retention bonus, including the distribution bonus (in respect of accrued distributions on the Class A-2 Units of Prime TopCo LP underlying Mr. DeVries’ retention bonus, paid to Mr. DeVries in shares of our common stock), and for Mr. Likosar the value of the distribution bonus (in respect of accrued distributions on the Class A-2 Units of Prime TopCo LP underlying Mr. Likosar’s retention bonus paid to Mr. Likosar in connection with the vesting of the first, second and third installments of the retention bonus, payable in accordance with the terms of his employment agreement). For Mr. Boyce the amount represents the value of the discretionary transaction bonus paid to him upon the successful completion of the sale of Defenders to ADT Inc. in January 2020.

(2)	The values in the “Stock Awards” column for fiscal years 2020, 2019, and 2018 reflect the following:

•

2020: The grant date fair value of RSU awards made to Mr. Boyce on February 2, 2020 in connection with his employment at ADT and the grant date fair value of RSUs made to Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi in connection with the 2020 LTIP and the grant date fair value of RSU awards made in connection with the 2020 Special Equity Awards.

•

2019: The grant date fair value of RSU awards made to Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi in connection with the 2019 LTIP and a non-cash accounting charge representing the incremental fair value associated with the 2019 modification in connection with the amendment of the Performance Tranche of the Distributed Shares, in each case computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”). The increase in fair value associated with the 2019 modification in connection with the amendment of the Performance Tranche of the Distributed Shares is as follows: Mr. DeVries $1,692,001; Mr. Likosar $1,733,697; Mr. Bresingham $1,858,422; Ms. Haenggi $1,592,933; and Mr. Young $1,858,422.

•

2018: The grant date fair value of RSU awards made in connection with the IPO and a non-cash accounting charge representing the incremental fair value associated with the 2018 modification in connection with the redemption of Class B Units, in each case computed in accordance with FASB ASC Topic 718. The increase in fair value associated with the January 16, 2018 modification in connection with the redemption of Class B Units is as follows: Mr. DeVries $649,153; Mr. Likosar $665,151; Mr. Bresingham $1,277,198; Ms. Haenggi $1,094,737; and Mr. Young $1,277,198. For Mr. Likosar, the reported value also includes the grant date fair value of the Retention Shares granted to him as described in further detail below in the section titled “Employment Arrangements.”

•

The assumptions used in the valuation of stock-based awards are discussed in Note 10 “Share-Based Compensation” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)	The values in the “Option Awards” column for fiscal years 2020, 2019 and 2018 reflect the following:

•

2020: The fair value associated with the grant of non-qualified stock options made to Mr. Boyce on February 3, 2020 in connection with his employment at ADT and the fair value associated with the grant of non-qualified stock options made in connection with 2020 Special Equity Awards to Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

•	2019: The fair value associated with the grant of non-qualified stock options made in connection with 2019 LTIP.
•

2018: The fair value associated with both the grant of non-qualified stock options made in connection with the IPO and Top-Up Options. The grant date fair value of the Top-Up Options granted in 2018 are as follows: Mr. DeVries $7,803,607; Mr. Likosar $7,995,904; Mr. Bresingham $7,165,934; Ms. Haenggi $6,142,229; and Mr. Young $7,165,934. In connection with Mr. DeVries’ appointment as CEO on December 1, 2018, Mr. DeVries was awarded 1,000,000 stock options with a grant date fair value of $2,970,000.

•

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards calculated in accordance with FASB ASC Topic 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 10 “Share-Based Compensation” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(4)

The amounts reported in this column were earned under our annual cash incentive bonus program for the applicable year, which is described above. See “Executive Compensation—Annual Incentive Compensation.”

(5)	SSRP employer contributions are reported in the year earned rather than the successive year when the contribution amount is finalized.

(6)	Details with respect to the amounts in this column are set forth in the “All Other Compensation” table below.

(7)	James P. Boyce commenced employment with the Company on January 6, 2020. For 2020, Mr. Boyce served as President, Chief Business Development Officer.

Summary Compensation Table—All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table for each NEO are shown in the following table.

Name	Fiscal Year	Retirement Plan Contributions(a) ($)	Miscellaneous(b) ($)	Total All Other Compensation ($)

James D. DeVries	2020	157,663	107,908	265,571

Jeffrey A. Likosar	2020	88,604	2,622	91,226

James P. Boyce	2020	—	544,157	544,157

Daniel M. Bresingham	2020	70,883	6,800	77,683

Donald M. Young	2020	70,883	6,200	77,083

Jamie E. Haenggi	2020	—	6,550	6,550

(a)	Amounts represent matching contributions made by the Company on behalf of each NEO to its tax-qualified 401(k) RSIP and to its non-qualified SSRP, as applicable.

(b)

Miscellaneous compensation in fiscal year 2020 includes: (i) for Mr. DeVries, $25,520 related to certain reimbursed housing expenses and approximately $37,761 in certain work-related travel expenses that did not qualify as reimbursable business expenses. In addition, Mr. DeVries received an additional payment in 2020, equal to $41,057, to gross him up for the taxes on the aforementioned expenses; (ii) the value of a monthly automotive allowance for Messrs. Bresingham and Young and Ms. Haenggi; (iii) the value of Company-paid contributions for life insurance benefits for all NEOs; and (iv) a payment in the amount of $532,922 to Mr. Boyce which amount represents his account balance as a participant in the Defenders, Inc. Deferred Compensation Plan. This payment was made in connection with the change in control of Defenders. The Defenders, Inc. Deferred Compensation Plan was terminated prior to, and contingent upon, the closing of the Defenders acquisition, and accordingly, there were no subsequent contributions or earnings with respect to this plan.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards in Fiscal 2020 Table

The following table shows grants of plan-based awards granted to our NEOs during fiscal year 2020. All numbers have been rounded to the nearest whole dollar or share.

					Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Type		Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)
					(a)	(b)	(c)	(d)	(e)	(f)	(g)

James D. DeVries	2020 AIP	(3)			640,625	1,281,250	2,562,500	—	—	—	—

	SP-Option	(4)	2/25/2020	3/9/2020	—	—	—	—	1,202,458	5.27	2,104,302

	SP-RSU	(4)	2/25/2020	3/9/2020	—	—	—	627,124	—	—	4,327,156

	LTIP-RSU	(5)	3/9/2020	3/9/2020	—	—	—	853,889	—	—	4,499,995

Jeffrey A. Likosar	2020 AIP	(3)			333,125	666,250	1,332,500	—	—	—	—

	SP-Option	(4)	2/25/2020	3/9/2020	—	—	—	—	1,231,762	5.27	2,155,584

	SP-RSU	(4)	2/25/2020	3/9/2020	—	—	—	642,407	—	—	4,432,608

	LTIP-RSU	(5)	3/9/2020	3/9/2020	—	—	—	189,753	—	—	999,998

James P. Boyce	2020 AIP	(3)							—	—	—

	LTIP RSU	(5)	2/3/2020	2/3/2020	327,500	655,000	1,310,000	100,000	—	—	625,000

	LTIP-Option	(5)	2/3/2020	2/3/2020					231,578	6.25	511,787

Daniel M. Bresingham	2020 AIP	(3)			266,500	533,000	1,066,000	—	—	—	—

	SP-Option	(4)	2/25/2020	3/9/2020	—	—	—	—	1,261,070	5.27	2,206,873

	SP-RSU	(4)	2/25/2020	3/9/2020	—	—	—	657,692	—	—	4,538,075

	LTIP-RSU	(5)	3/9/2020	3/9/2020	—	—	—	113,851	—	—	599,995

Donald M. Young	2020 AIP	(3)			266,500	533,000	1,066,000	—	—	—	—

	SP-Option	(4)	2/25/2020	3/9/2020	—	—	—	—	1,261,070	5.27	2,206,873

	SP-RSU	(4)	2/25/2020	3/9/2020	—	—	—	657,692	—	—	4,538,075

	LTIP-RSU	(5)	3/9//2020	3/9/2020	—	—	—	113,851	—	—	599,995

Jamie E. Haenggi	2020 AIP	(3)			175,000	350,000	700,000	—	—	—	—

	SP-Option	(4)	2/25/2020	3/9/2020	—	—	—	—	1,080,917	5.27	1,891,605

	SP-RSU	(4)	2/25/2020	3/9/2020	—	—	—	563,736	—	—	3,889,778

	LTIP-RSU	(5)	3/9//2020	3/9/2020	—	—	—	113,851	—	—	599,995

(1)

The grant date exercise price for the stock options reported in this column was $6.25 per share for the option award provided to Mr. Boyce on 2/3/2020 and $5.27 per share for option awards made in connection with the Special Equity awards issued on 3/9/2020.

(2)

Amounts in this column show the grant date fair value of the stock option and RSU awards granted to the NEOs. These amounts reflect the fair value of the entire amount of the award calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For grants of stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For grants of RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing price of the Company’s common stock on the date of grant.

(3)

Under our 2020 AIP, each NEO is eligible to receive an annual cash incentive bonus for the fiscal year, the amount of which will vary depending on the degree of attainment of certain performance goals, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation.” Amounts reported in columns (a) through (c) represent the potential amount of the bonus if performance goals were attained at certain threshold, target or maximum levels.

(4)	Amounts represent grants of RSUs and/or non-qualified stock options with respect to the Special Equity Awards and are described more fully in the Outstanding Equity Awards at Fiscal Year-End Table.

(5)

Amounts represent grants of RSUs and/or non-qualified stock options with respect to our long-term incentive program and are described more fully in the Outstanding Equity Awards at Fiscal Year-End Table.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Employment Arrangements

James D. DeVries

Mr. DeVries is party to an amended and restated employment agreement with ADT LLC dated September 4, 2018, which was subsequently amended on November 30, 2018, pursuant to which he serves as our President and CEO. The employment agreement has a term beginning on May 23, 2016, through May 23, 2021, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. DeVries’ target annual bonus is currently 125% of base salary. Mr. DeVries participates in our long-term incentive plan, and is eligible to receive long-term incentive awards with a target value equal to 450% of his base salary. He is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. DeVries’ employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Jeffrey A. Likosar

Mr. Likosar is party to an amended and restated employment agreement with ADT LLC dated December 19, 2017, pursuant to which he serves as our Executive Vice President, Chief Financial Officer and Treasurer. The employment agreement has a term beginning on October 17, 2016, through October 17, 2021, which will automatically extend for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Likosar’s target annual bonus is 100% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

On October 15, 2018, in lieu of and in full satisfaction of paying that certain retention bonus award described in Mr. Likosar’s employment agreement, the Board of Directors instead, as contemplated in Mr. Likosar’s employment agreement, approved a one-time grant of restricted shares of our common stock having an aggregate grant date value equal to the value of all unpaid installments of the retention bonus award (“Retention Shares”), which vest ratably on October 17 of each of 2018, 2019, 2020 and 2021. Mr. Likosar’s restricted stock award agreement provides that on each vesting date, in lieu of and in full satisfaction of the distribution bonus obligations in his employment agreement described above, he shall receive an amount equal to $35,720.12 (representing the value of accrued distributions made prior to October 15, 2018, with respect to the Class A-2 Units previously apportioned to each tranche of the retention bonus award), plus an amount equal to the product of (x) the aggregate per-share amount of dividends and other distributions declared by the Company and paid to holders of our common stock following October 15, 2018, multiplied by (y) the number of restricted shares of our common stock that vest on each such vesting date, less applicable withholding (each such cash payment, a “Distribution Bonus”).

Mr. Likosar’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

James P. Boyce

Mr. Boyce is party to an offer letter with ADT LLC dated February 3, 2020, pursuant to which he serves as our President, Chief Business Development Officer. Under the terms outlined in his offer letter, Mr. Boyce’s annual base salary is subject to annual review and may be adjusted based on his and the Company’s performance. In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Boyce’s target annual bonus is 100% of base salary. He received a one-time sign-on equity award of Stock Options and RSUs with a grant date value of $1,136,787, as further detailed above in “Grants of Plan-Based Awards in Fiscal 2020.” Mr. Boyce is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, relocation reimbursement, retirement, medical and welfare benefits.

Mr. Boyce’s employment relationship established by the offer letter is an at-will arrangement which provides that he is eligible to participate in the Severance Plan and the Defenders Severance Plan, which provide for severance benefits to be paid in the event of employment termination in certain circumstances, and also includes post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Daniel M. Bresingham

Mr. Bresingham is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, pursuant to which he currently serves as our Executive Vice President, Commercial. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, and now automatically extends for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Bresingham’s target annual bonus is 100% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Bresingham’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Donald M. Young

Mr. Young is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, as amended on May 3, 2019, pursuant to which he serves currently as our Chief Information Officer and Executive Vice President, Field Operations. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, and now automatically extends for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Young’s target annual bonus is 100% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Young’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

2021 PROXY STATEMENT	39

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Jamie E. Haenggi

Ms. Haenggi is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, pursuant to which she currently serves as our Executive Vice President, Chief Customer Officer. The employment agreement has a term beginning on July 1, 2015, through July 1, 2020, and now automatically extends for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under her employment agreement, her annual base salary is subject to annual review and possible increase (but not decrease). In addition, she is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Ms. Haenggi’s target annual bonus is 70% of base salary. Ms. Haenggi participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Ms. Haenggi’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation” for additional details regarding the annual cash bonus program for our NEOs and see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Compensation” for a discussion of the material terms of the equity awards reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table.”

Distributed Shares and Top-Up Options

Each of Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi hold restricted shares of the Company’s common stock that were distributed to each of them in connection with the redemption of his or her entire Class B interest in Prime TopCo LP in connection with our IPO in 2018 (the “Distributed Shares”). Fifty percent of the Distributed Shares subject to each award were subject to service-based vesting conditions and have since fully vested. The remaining 50% of the Distributed Shares subject to each award are scheduled to vest only upon satisfaction of certain performance thresholds (the “Performance Tranche”). Fifty percent of the Performance Tranche will vest only if, as of any measurement date (i.e., any date on which our Sponsor receives cash distributions and/or cash proceeds in respect of Class A Units in Prime TopCo LP (“Class A Units”)) our Sponsor achieves a multiple of invested capital (“MOIC”) of 1.75, and the remaining 50% of the Performance Tranche will vest only if, as of any measurement date, our Sponsor achieves a MOIC of 2.0.

In addition, each individual who received Distributed Shares also received a grant of stock options under the Omnibus Incentive Plan (the “Top-Up Options”). The unvested portion of the Top-Up Options is eligible to vest pursuant to the same vesting schedule as the unvested Distributed Shares held by the recipient of such stock options. The portion of the Top-Up Options that was subject to service-based vesting conditions is fully vested. The portion of the Top-Up Options that was subject to performance-based vesting conditions is referred to herein as the “Tranche B Option.”

Beginning February 21, 2020, and annually thereafter, 20% of the Distributed Shares and the shares of common stock subject to the Tranche B Option, which are both subject to performance-based vesting conditions, will cease to be at risk of forfeiture due to the individual’s termination of employment (other than a termination for cause) (i.e., they will no longer require continued service in order to vest); provided, that the vesting of all such shares will remain subject to the previously established return hurdles and will be forfeited if such return hurdles are not achieved. Following an individual’s termination of employment (other than for cause) on or after February 21, 2020, the portion of the individual’s Distributed Shares subject to the performance based vesting conditions and the Tranche B Option as to which the risk of service-based forfeiture has lapsed will remain outstanding and eligible to vest based on the achievement of the return hurdles.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal 2020 Year-End Table

The following table shows equity awards outstanding as of December 31, 2020 for each of the NEOs. All numbers have been rounded to the nearest whole dollar or unit.

			Option Awards(1)				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(8)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

James D. DeVries	1/18/2018	(2)	775,707	775,706	13.30	1/18/2028	1,861,430	14,612,226	1,119,194	8,785,673

	1/18/2018	(3)	—	288,865	13.30	1/18/2028	—	—	—	—

	9/4/2018	(4)	—	1,000,000	8.49	9/4/2028	—	—	—	—

	3/14/2019	(5)	358,851	717,704	5.48	3/14/2029	—	—	—	—

	3/9/2020	(6)	—	1,202,458	5.27	3/9/2030	—	—	—	—

Jeffrey A. Likosar	1/18/2018	(2)	794,822	794,821	13.30	1/18/2028	965,754	7,581,169	1,146,774	9,002,176

	1/18/2018	(3)	—	131,302	13.30	1/18/2028	—	—	—	—

	3/14/2019	(5)	79,744	159,490	5.48	3/14/2029	—	—	—	—

	3/09/2020	(6)	—	1,231,762	5.27	3/9/2030	—	—	—	—

James P. Boyce	2/3/2020	(7)	—	231,578	6.25	2/3/2030	101,742	798,675	—	—

Daniel M. Bresingham	1/18/2018	(2)	712,320	712,319	13.30	1/18/2028	834,887	6,553,863	1,229,275	9,649,809

	1/18/2018	(3)	—	78,781	13.30	1/18/2028	—	—	—	—

	3/14/2019	(5)	47,846	95,694	5.48	3/14/2029	—	—	—	—

	3/09/2020	(6)	—	1,261,070	5.27	3/9/2030	—	—	—	—

Donald M. Young	1/18/2018	(2)	712,320	712,319	13.30	1/18/2028	834,887	6,553,863	1,229,275	9,649,809

	1/18/2018	(3)	—	78,781	13.30	1/18/2028	—	—	—	—

	3/14/2019	(5)	47,846	95,694	5.48	3/14/2029	—	—	—	—

	3/09/2020	(6)	—	1,261,070	5.27	3/9/2030	—	—	—	—

Jamie E. Haenggi	1/18/2018	(2)	610,560	610,559	13.30	1/18/2028	740,931	5,816,308	1,053,664	8,271,262

	1/18/2018	(3)	—	78,781	13.30	1/18/2028	—	—	—	—

	3/14/2019	(5)	47,846	95,694	5.48	3/14/2029	—	—	—	—
	3/09/2020	(6)	—	1,080,917	5.27	3/9/2030	—	—	—	—

(1)	Represents stock options granted under the Omnibus Incentive Plan. Stock options granted to the NEOs expire on the 10th anniversary of the grant date.

(2)

Represents the Top-Up Options granted under the Omnibus Incentive Plan in connection with the redemption of each NEO’s Class B Units. The performance-based stock options (i.e., the Tranche B Option) reflected in column (c) will vest as of any measurement date if, and to the extent that, our Sponsor receives specified levels of its invested capital in the Company. See “Distributed Shares and Top-Up Options” above for a discussion of the Performance Tranche vesting criteria.

(3)	Represents stock options granted in connection with our IPO, which are fully vested.

(4)	Represents stock options granted in connection with Mr. DeVries’ promotion to the role of CEO which will cliff-vest on December 1, 2021.

(5)

Represents stock options granted as part of the 2019 LTIP. Stock options vest as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

(6)

Represents stock options granted as part of the 2020 Special Equity Awards. Stock options vest as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

(7)

Represents stock options granted to Mr. Boyce on February 3, 2020. Stock options vest as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

(8)

Represents unvested RSUs granted under the Omnibus Incentive Plan and also includes dividend equivalent units granted with respect to such RSUs in connection with dividends paid on the Company’s common stock following the grant date. The table below shows on a grant-by-grant basis the vesting schedules related to the unvested RSU awards and, for Mr. Likosar only, the Retention Shares that are represented in the above table.

(9)

Represents unvested Distributed Shares subject to performance-based vesting requirements (i.e., the Performance Tranche). These performance-based Distributed Shares will vest as of any measurement date if, and to the extent that, our Sponsor receives specified levels of its invested capital in the Company. See “Distributed Shares and Top-Up Options” above for a discussion of the Performance Tranche vesting criteria.

Name	Grant Date	Vesting Schedule

James D. DeVries	1/18/2018	• 90,562 RSUs (including dividend equivalent units) which cliff-vest on January 18, 2021.

	3/14/2019	• 274,978 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 14, 2021 and 2022.

3/9/2020

•  1,495,890 RSUs (including dividend equivalent units in connection with 853,889 RSUs) vest in three installments of one-third on March 9, 2021, 2022, and 2023 of which 627,124 are subject to further Transfer restrictions as described above in the “Special Equity Awards” section.

Jeffrey A. Likosar	1/18/2018	• 41,165 RSUs (including dividend equivalent units) which cliff-vest on January 18, 2021.

	10/15/2018	• 28,016 unvested Retention Shares granted in satisfaction of the Likosar Retention Bonus as described above in the “Employment Arrangements” section. 28,016 Retention Shares vest on October 17, 2021.

	3/14/2019	• 61,108 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 14, 2021 and 2022.

3/9/2020

•  835,465 RSUs (including dividend equivalent units in connection with 189,753 RSUs) vest in three installments of one-third on March 9, 2021, 2022, and 2023 of which 642,407 are subject to further Transfer restrictions as described above in the “Special Equity Awards” section.

James P. Boyce	2/3/2020	• 101,742 (including dividend equivalent units) vest in three installments of one-third on February 3, 2021, 2022 and 2023.

Daniel M. Bresingham	1/18/2018	• 24,699 RSUs (including dividend equivalent units) which cliff-vest on January 18, 2021.

	3/14/2019	• 36,662 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 14, 2021 and 2022.

3/9/2020

•  773,526 RSUs (including dividend equivalent units in connection with 113,851 RSUs) vest in three installments of one-third on March 9, 2021, 2022, and 2023 of which 657,692 are subject to further Transfer restrictions as described above in the “Special Equity Awards” section.

Donald M. Young	1/18/2018	• 24,699 RSUs (including dividend equivalent units) which cliff-vest on January 18, 2021.

	3/14/2019	• 36,662 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 14, 2021 and 2022.

3/9/2020

•  773,526 RSUs (including dividend equivalent units in connection with 113,851 RSUs) vest in three installments of one-third on March 9, 2021, 2022, and 2023 of which 657,692 are subject to further Transfer restrictions as described above in the “Special Equity Awards” section.

Jamie E. Haenggi	1/18/2018	• 24,699 RSUs (including dividend equivalent units) which cliff-vest on January 18, 2021.

	3/14/2019	• 36,662 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 14, 2021 and 2022.

3/9/2020

•  679,570 RSUs (including dividend equivalent units in connection with 113,851 RSUs) vest in three installments of one-third on March 9, 2021, 2022, and 2023 of which 563,736 are subject to further Transfer restrictions as described above in the “Special Equity Awards” section.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Stock Vested in Fiscal 2020 Table

The following table sets forth information regarding equity awards that vested during fiscal year 2020. All numbers have been rounded to the nearest whole dollar or share, where applicable.

Name	Vesting Date		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

James D. DeVries	3/14/2020		135,135	635,135

Jeffrey A. Likosar	3/14/2020		30,029	141,136

	10/17/2020	(1)	28,017	222,455

James P. Boyce	—		—	—

Daniel M. Bresingham	3/14/2020		18,018	84,685

Donald M. Young	3/14/2020		18,018	84,685

Jamie E. Haenggi	3/14/2020		18,018	84,685

(1)	This reflects the third vesting tranche of 25% of the Retention Shares issued to Mr. Likosar.

Non-Qualified Deferred Compensation for Fiscal 2020

The following table sets forth information related to the non-qualified deferred compensation accounts of our NEOs as of December 31, 2020.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
	(a)	(b)	(c)	(d)	(e)

James D. DeVries	$145,663	$145,663	96,731	—	728,246

Jeffrey A. Likosar	$76,604	$76,604	186,057	—	574,771

Daniel M. Bresingham	$156,526	$60,783	65,363	—	514,716

Donald M. Young	$1,161,089	$65,333	1,411,477	—	3,998,064

(1)

The amounts shown in columns (a) and (b) reflect employee and Company contributions, respectively, under the SSRP, the Company’s non-qualified retirement savings plan during fiscal 2020. All of the amounts in columns (a) and (b) are included in the Summary Compensation Table under the column heading “Salary” and “All Other Compensation,” respectively.

(2)	The amounts shown in this column include earnings (or losses) on the NEO’s notional account in the SSRP.

The SSRP is a non-qualified deferred compensation plan that operates in conjunction with our RSIP. A participant must designate the portion of the credits to his or her account that shall be allocated among the various measurement funds. In default of such designation, credits to a participant’s account are allocated to one or more measurement funds as determined by the SSRP’s plan administrator. Participant notional account balances are credited daily with the rate of return earned by the applicable measurement fund. The measurement funds for the SSRP are consistent with those funds available under the Company’s RSIP.

For fiscal 2020 (i) Mr. DeVries elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, (ii) Mr. Likosar elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, (iii) Mr. Bresingham elected to make pre-tax contributions equal to 7% of his base salary and 7% of his performance bonus, and (iv) Mr. Young elected to make pre-tax contributions equal to 50% of his base salary and 90% of his performance bonus.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The Company will make matching contributions equal to 100% of the first 5% of eligible pay contributed by each eligible executive. Under the terms of the SSRP, eligible executives may elect to defer up to 50% of their base salary and up to 90% of their performance bonus.

A participant is always fully vested in the participant’s own contributions and vests in the Company contributions after completing three years of service from the date of hire (subject to full vesting upon death, disability, retirement (e.g., (i) age 55 and (ii) a combination of age and years of service at separation totaling at least 60 (or a change in control)). Distributions are made in either a lump sum or in annual installments (up to 15 years) in accordance with a participant’s election. In the event a separation from service is due to a participant’s death or disability a distribution is made in a lump sum within 90 days of such event.

Potential Payments upon Termination or Change in Control

Severance Payments and Benefits under Employment Arrangements with NEOs

Employment Agreements. Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi are entitled to certain severance payments and benefits following termination of employment under such NEO’s employment agreement. All severance payments and benefits are conditioned upon the execution by such NEO of a general release of claims in favor of the Company and such NEO’s continued compliance with the restrictive covenants contained in such NEO’s employment agreement. All of the employment agreements prohibit such NEO from disclosing confidential information of the Company at any time. In addition, Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi may not make disparaging statements about the Company, its products or practices, or any of its directors, officers, agents, representatives, stockholders, or the Company’s affiliates at any time. Messrs. DeVries, Likosar, Bresingham and Young, and Ms. Haenggi are required during employment and for the twenty-four (24)-month period thereafter not to compete with the Company and are required during such same period not to solicit the employees, customers, subscribers, or suppliers of the Company. References to the “Company” in this paragraph and in this section mean Prime TopCo LP and any direct or indirect subsidiaries thereof and any successors thereto.

If Messrs. DeVries, Likosar, Bresingham, Young or Ms. Haenggi have their respective employment terminated by the Company without Cause (as defined below), by the Company in the event the Company elects not to renew the term of his employment, or by such NEO for Good Reason (as defined below), such NEO will be entitled to (i) continued payment of his or her annual base salary beginning on the date of such termination (the “Qualifying Termination Date”) and ending on the earlier of (x) the twenty-four (24)-month anniversary of the Qualifying Termination Date and (y) the first date that such NEO violates any restrictive covenants in his or her employment agreement (the “Severance Period”), (ii) continued coverage during the Severance Period for such NEO and any eligible dependents under the health and welfare plans in which such NEO and any such dependents participated immediately prior to the Qualifying Termination Date, subject to any active-employee cost-sharing or similar provision in effect for the executive as of immediately prior to the Qualifying Termination Date, and (iii) a prorated portion of the annual bonus payable with respect to the year of such termination, based solely on the actual level of achievement of the applicable performance goals for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year.

With respect to Mr. Likosar’s Retention Shares, if his employment is terminated by the Company without Cause, due to his death, or on account of his disability, or if Mr. Likosar terminates his employment for Good Reason (as defined below) prior to October 17, 2021, then all unvested Retention Shares outstanding as of such date will immediately vest and any distribution bonus with respect to such Retention Shares shall become payable, less applicable withholding taxes.

Severance Plan. After January 6, 2022, Mr. Boyce would receive benefits under the Severance Plan upon an involuntary termination of employment other than for Cause, permanent disability, or death. Upon such termination, Mr. Boyce would be entitled to the following: (i) salary continuation payments equal to eighteen (18) months of base salary and target annual bonus; (ii) continued participation in the Company’s medical, dental and health care reimbursement account coverage for eighteen (18) months following termination of employment (or until such executive commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to his payment of the employee

44	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

portion of such coverage; (iii) to the extent the executive remains enrolled for medical, dental and health care reimbursement account coverage after the twelve (12) month period following termination of employment, a lump-sum cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period of six (6) months; (iv) at the Company’s discretion and subject to the terms of the Company’s annual bonus plan, a pro rata bonus for the year of termination based on the actual performance of the Company and paid when bonuses are paid to other participants in the plan; and (v) at the Company’s discretion, outplacement services for a period not to exceed twelve (12) months. The executive must execute a general release of claims in favor of the Company in order to receive these benefits. Pursuant to his offer letter, Mr. Boyce is required during employment and for the twenty-four (24)-month period thereafter not to compete with the Company and is required during employment and for the twenty-four (24)-month period thereafter not to solicit the employees, customers, vendors, agents or representatives of the Company. The Severance Plan also imposes post-termination covenants regarding non-disclosure of confidential information and non-disparagement on the executive.

Defenders Severance Plan. If Mr. Boyce’s employment is terminated either by the Company without Cause or due to his resignation for Good Reason on or prior to January 6, 2022, then instead of receiving severance payments or benefits under the Severance Plan, he will receive severance payments and benefits under the Defenders Severance Plan and pursuant to the terms of his participation agreement, as amended from time to time, issued thereunder. The severance payable to Mr. Boyce would include (i) a cash severance payment equal to one and a half (1.5) times the sum of (x) his base salary for the year of the termination, plus (y) two (2) times his targeted “primary” annual cash bonus, in each case, without giving effect to any decreases of base salary or bonus that would give rise to Good Reason, (ii) continued payment of his base salary for six (6) months (such payments commencing after the required release of claims becomes effective), (iii) subject to his timely and proper election of COBRA benefits, reimbursement for the difference between the monthly COBRA premiums paid by Mr. Boyce and the monthly premium amount paid by similarly situated active executives until the earliest of 18 months, the date that Mr. Boyce is no longer eligible to receive COBRA and the date that Mr. Boyce becomes eligible to receive substantially similar coverage from another employer, and (iv) a benefit reimbursement payment in an amount equal to the COBRA premiums Mr. Boyce would have to pay for himself and his eligible dependents for six (6) months. Mr. Boyce is also entitled to receive a gross-up payment of the estimated amount of taxes that would become due on the COBRA benefit reimbursement payment described in clause (iv) in order to put him in the same after-tax position had he not incurred tax liability as a result of such payment. All amounts payable under clauses (i) and (iv) under the Defenders Severance Plan are paid in cash in a single lump-sum on the next payroll date following the 61st day following such termination of employment. In addition, Mr. Boyce must execute a release of claims in favor of the Company and comply with the terms of a two-year post-termination non-compete and a five-year post-termination non-solicit of employees and clients.

The Company does not reimburse its NEOs with respect to any excise tax triggered by Section 4999 of the Code, but pursuant to the terms of the employment agreements any parachute payments (i.e., payments made in connection with a change in control as defined in Section 280G of the Code and the regulations thereunder) will be capped at three times the NEO’s “base amount” under Section 280G of the Code and the regulations thereunder if the cap results in a greater after-tax payment to the NEO than if the payments were not capped.

Applicable Definitions

For purposes of the employment arrangements with our NEOs:

For Messrs. DeVries, Likosar, Bresingham and Young and for Ms. Haenggi, a termination is for “Cause” if he or she (i) is convicted of, or pleads nolo contendere to, a crime that constitutes a felony or involves fraud or a breach of the executive’s duty of loyalty with respect to the Company, or any of its customers or suppliers that results in material injury to the Company, (ii) repeatedly fails to perform reasonably assigned duties which remain uncured for ten (10) days after receiving written notice, (iii) commits an act of fraud, misappropriation, embezzlement, or materially misuses funds or property belonging to the Company, (iv) commits a willful violation of the Company’s written policies, or other willful misconduct that results in material injury to the Company, which remains uncured for ten (10) days after receiving written notice, (v) materially breaches his or her employment agreement resulting in material injury to the Company, which remains uncured for ten (10) days after receiving written notice, or (vi) violates the terms of his or her confidentiality, non-disparagement, non-competition and non-solicitation provisions.

2021 PROXY STATEMENT	45

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

For Mr. Boyce, a termination for “Cause” shall mean his (i) substantial failure or refusal to perform duties and responsibilities of his job as required by the Company, (ii) material violation of any fiduciary duty owed to the Company, (iii) conviction of, or entry of a plea of nolo contendere with respect to, a felony, (iv) conviction of, or entry of a plea of nolo contendere with respect to, a misdemeanor which involves dishonesty, fraud or morally repugnant behavior, (v) dishonesty, (vi) theft, (vii) violation of Company rules or policy, or (viii) other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact on the Company and its employees. The Company, in its sole and absolute discretion, shall determine Cause.

For Mr. Boyce, under the terms of the Defenders Severance Plan, a termination for “Cause” includes a good faith finding by the Company of (i) gross negligence or willful misconduct in connection with his employment duties, (ii) willful failure to perform employment-related duties or responsibilities, including a breach of any employment agreement between the Company and him, (iii) misappropriation for personal use of the assets or business opportunities of the Company, or its affiliates, (iv) the commission of any crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty, or material misconduct that is materially injurious to the interest, property, operations, business or reputation of the Company, (v) knowingly allowing any third party to commit any of the acts described in the preceding clause (iii) or (iv), or (vi) indictment for, conviction of, or entry of a plea of guilty or no contest with respect to, any felony that is work related or impairs his ability to perform services for the Company.

Messrs. DeVries, Likosar, Bresingham or Young and Ms. Haenggi may terminate their employment for “Good Reason” if any of the following events occur without such NEO’s prior express written consent: (i) the executive’s annual base salary or target bonus is decreased, (ii) the Company fails to pay any material compensation due and payable to the executive in connection with his or her employment or employment agreement, (iii) the executive’s duties, responsibilities, authority, positions, or titles are materially diminished, (iv) the Company requires the executive to be relocated more than thirty (30) miles from a specified location (the Longwood, Florida area for Mr. Young, the Wichita, Kansas area for Ms. Haenggi and the Boca Raton, Florida area for Messrs. DeVries and Likosar), or (v) the Company breaches its obligations under such NEO’s employment agreement.

Such NEO must provide written notice to the Company describing the events that constitute Good Reason within forty-five (45) days following the first occurrence of such events and the Company has a thirty (30)-day cure period following receipt of such notice before such NEO may terminate his or her employment for Good Reason.

For Mr. Boyce, under the terms of the Defenders Severance Plan, “Good Reason” generally means the occurrence of any of the following, in each case during his employment and without his consent, in each case on or prior to January 6, 2022: (i) a material diminution in his base salary or annual bonus other than a general reduction in base salary or annual bonus that affects similarly situated plan participants in similar proportions; provided, that Mr. Boyce’s bonus program and metrics may be revised to be consistent with ADT’s metrics so long as his target bonus opportunity (as a percentage of base salary) is unchanged, (ii) a material change in the geographic location at which Mr. Boyce must provide services, except for required travel on Company business to an extent substantially consistent with that prior to our acquisition of Defenders, (iii) any material breach by the Company of any material provision of the Defenders Severance Plan or agreement between Mr. Boyce and the Company and under which he provides services, or (iv) a material diminution in his authority, duties or responsibilities (other than temporarily while he is disabled or as required by applicable law). He must provide written notice to the Company of existence of Good Reason within 90 days of the occurrence of the Good Reason event and the Company has 30 days to cure. If the Company fails to cure, Mr. Boyce will be deemed to waive his right to terminate for Good Reason with respect to such event if he does not separate from service within 30 days after the Company’s deadline to cure.

Equity Awards—Treatment upon Termination (Not in Connection with a Change in Control)

Distributed Shares/Top-Up Options. If a NEO who holds Distributed Shares or Top-Up Options experiences a qualifying termination and during the one (1)-year period following the Qualifying Termination Date all or any portion of the performance-based vesting tranche would have vested had such NEO’s employment not been terminated, then such NEO will also be deemed vested in a percentage of the Distributed Shares and Top-Up Options in respect of the performance-based vesting tranche equal to the product of (i) the percentage of the performance-based vesting tranche (e.g., 50% or

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

100%) that would have vested had such NEO’s employment not been terminated multiplied by (ii) 100%. In the event such NEO’s employment is terminated for “Cause” all Distributed Shares and Top-Up Options (whether vested or unvested) then held by such NEO are immediately forfeited.

RSUs and Options. Under the terms of the award agreements, if a NEO’s employment is terminated without cause, then such NEO’s equity awards (other than the Distributed Shares and Top-Up Options, as applicable) will vest on a prorated basis as of the date of termination, with respect to a number of shares underlying the award based on the number of full months of service completed commencing with the date of grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting.

Under the terms of the 2018 and 2019 LTIP award agreements and the 2020 Special Equity award agreements for Messrs. DeVries, Likosar, Bresingham, and Young and Ms. Haenggi, if their employment is terminated due to such NEO’s “retirement,” then such NEO’s equity awards will vest on a prorated basis as of the date of termination, with respect to a number of shares underlying the award based on the number of full months of service completed commencing with the date of grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting; provided, that such retirement occurs at least one year after the date of grant. Under the terms of the 2020 LTIP award agreements for Messrs. DeVries, Likosar, Boyce, Bresingham and Young, and Ms. Haenggi, if their employment is terminated due to “retirement,” then their equity awards will continue to vest in accordance with their terms; provided, that such retirement occurs at least one year after the date of grant. As of December 31, 2020, Messrs. DeVries, Young and Boyce were retirement eligible under the terms of the equity awards.

If a NEO’s employment is terminated due to death or disability, then the unvested portion of the award will fully vest as of the date of such termination. If such NEO’s employment is terminated for “cause” then the award (whether vested or unvested) then held by such NEO is immediately forfeited. In addition, pursuant to the terms of his or her respective option and RSU award agreements, each NEO has agreed to be subject to post-termination non-compete and non-solicitation restrictions for the 12-month period following his or her termination of employment. Such restrictive covenants are in addition to (but run concurrent with) the post-termination restrictive covenants included in each such NEO’s respective employment arrangement.

For purposes of the RSU and option awards granted pursuant to the 2018 through 2020 long-term incentive plans, “retirement” includes a termination of such NEO’s employment with the Company or as a result of such NEO’s voluntary resignation on or after age 55 if the sum of such NEO’s age and full years of service with the Company is at least 60.

Equity Awards—Treatment upon a Change in Control or a Termination in Connection with a Change in Control

RSUs and Options. Under the terms of the award agreements, if a NEO experiences a termination without Cause or a resignation for Good Reason during the 24-month period following a change in control, then all unvested awards (other than the Distributed Shares and Top-Up Options, as applicable) will become fully vested as of the date of such termination.

For purposes of all equity awards (other than the Distributed Shares and Top-Up Options for which a change in control is irrelevant), a “change in control” has the meaning contained in the Omnibus Incentive Plan, which generally means: any person or entity acquires beneficial ownership of 50% or more of our outstanding common stock or combined voting power over our outstanding voting securities; the incumbent directors cease to constitute a majority of the Board of Directors over a 12-month period; the complete liquidation or dissolution of the Company; or the completion of certain corporate transactions including a reorganization or merger or the sale or disposition of all or substantially all of the assets of the Company, in each case subject to certain exceptions.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the severance benefits that would have been payable to each of the NEOs upon termination of employment or upon a qualifying termination (e.g., termination by the Company without cause or a resignation by the NEO for good reason, as applicable) in connection with a change in control, assuming that the triggering event or events occurred on December 31, 2020, which was the last business day of 2020.

	Change in Control		Termination of Employment
Name/Form of Compensation	Without Qualified Termination ($)(1)	With Qualified Termination ($)(1)(2)	With Cause ($)	With Qualified Termination ($)	Retirement ($)	Death or Disability ($)

James D. DeVries
Cash Severance	—	2,050,000	—	2,050,000	—	—

Prorated Bonus	—	1,281,250	—	1,281,250	—	—

Benefit Continuation	—	35,027	—	35,027	—	—

Accelerated Vesting of Stock Options	—	5,653,777	—	569,753	1,119,616	5,653,777

Accelerated Vesting of RSUs(4)	—	14,612,226	—	4,886,005	1,950,325	14,612,226

Accelerated Vesting of SSRP Account	728,246	728,246	—	—	—	728,246

Total	728,246	24,360,526	—	8,822,035	—	20,994,249

Jeffrey A. Likosar
Cash Severance	—	1,332,500	—	1,332,500	—	—

Prorated Bonus	—	666,250	—	666,250	—	—

Benefit Continuation	—	31,348	—	31,348	—	—

Accelerated Vesting of Retention Bonus(3)	—	287,024	—	287,024	—	287,024

Accelerated Vesting of Stock Options	—	3,744,931	—	367,749	—	3,744,931

Accelerated Vesting of RSUs(4)	—	7,361,243	—	2,233,576	—	7,361,243

Accelerated Vesting of SSRP Account	574,771	574,771	—	—	—	574,771

Total	574,771	13,998,067	—	4,918,447	—	11,967,969

James P. Boyce

Cash Severance	—	982,500	—	982,500	—	—

Prorated Bonus	—	1,310,000	—	1,310,000	—	—

Benefit Continuation	—	10,380	—	10,380	—	—

Accelerated Vesting of Stock Options	—	370,525	—	64,327	—	370,525

Accelerated Vesting of RSUs(4)	—	798,675	—	221,849	—	798,675

Total	—	3,472,080	—	2,589,056	—	1,169,200

Daniel M. Bresingham
Cash Severance	—	1,066,000	—	1,066,000	—	—

Prorated Bonus	—	533,000	—	533,000	—	—

Benefit Continuation	—	33,162	—	33,162	—	—

Accelerated Vesting of Stock Options	—	3,593,750	—	351,152	—	3,593,750

Accelerated Vesting of RSUs(4)	—	6,553,863	—	1,874,415	—	6,553,863

Accelerated Vesting of SSRP Account	514,716	514,716	—	—	—	514,716

Total	514,716	12,294,491	—	3,857,729	—	10,662,329

Donald M. Young
Cash Severance	—	1,066,000	—	1,066,000	—	—

Prorated Bonus	—	533,000	—	533,000	—	—

Benefit Continuation	—	36,180	—	36,180	—	—

Accelerated Vesting of Stock Options	—	3,593,750	—	351,152	35,885	3,593,750

Accelerated Vesting of RSUs(4)	—	6,553,863	—	1,874,415	356,374	6,553,863

Accelerated Vesting of SSRP Account	3,998,064	3,998,064	—	—	—	3,998,064

Total	3,998,064	15,780,857	—	3,860,747	—	14,145,677

Jamie E. Haenggi
Cash Severance	—	1,000,000	—	1,000,000	—	—

Prorated Bonus	—	350,000	—	350,000	—	—

Benefit Continuation	—	35,027	—	35,027	—	—

Accelerated Vesting of Stock Options	—	3,128,956	—	306,114	—	3,128,956

Accelerated Vesting of RSUs(4)	—	5,816,308	—	1,690,027	—	5,816,308
Total	—	10,330,291	—	3,381,168	—	8,945,264

(1)

In accordance with the terms of the award agreements for the Distributed Shares and the Top-Up Options, assuming that a change in control was also a measurement date, the hypothetical return to our Sponsor would not have been sufficient to trigger full or partial vesting of the Performance Tranche of the Distributed Shares or the Tranche B Option of the Top-Up Options.

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(2)

While the stock options granted in connection with our IPO as part of our 2018 long-term incentive program and to Mr. DeVries in connection with his appointment as CEO would have been eligible for accelerated vesting upon a change in control with a qualified termination, and partial vesting upon a qualified termination absent a change in control or retirement, such stock options were out of the money as of December 31, 2020, and therefore no value has been attributed to the vesting acceleration with respect to those awards. The amounts represent accelerated vesting of unvested stock options granted as part of our 2019 LTIP.

(3)	The amounts reflected include the value of the accelerated vesting of the unvested Retention Shares and the value of the related Dividend Bonus of $219,926 and $67,098, respectively.

(4)	Represents accelerated vesting of unvested RSUs including outstanding dividend equivalent units associated with the underlying RSUs.

2021 PROXY STATEMENT	49

PAY RATIO DISCLOSURE

PAY RATIO DISCLOSURE

The following information about the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. DeVries, our CEO, is being provided pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. The measurement date used for the CEO Pay Ratio was December 31, 2020, and as of such date our employee population consisted of 20,462 individuals, all in the United States. This population consisted of our full-time, part-time, and temporary employees. To identify the “median employee” from our employee population, we used a “consistently applied compensation measure” that included base salary, bonus, overtime, and commissions, and such compensation was annualized for any individual who was employed less than the full year. The annual total compensation for the median employee was based on the same methodology used for calculating the total compensation of the CEO as set forth in the Summary Compensation Table.

For the fiscal year ending December 31, 2020, our last completed fiscal year:

•	The annual total compensation of the individual identified as the median compensated employee of the Company (other than our CEO) was $60,890.

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table of this proxy statement, was $14,142,293.

As a result, for fiscal year 2020, the ratio of the annual total compensation of Mr. DeVries, our CEO, to the annual total compensation of the median compensated employee was 232 to 1.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Compensation for our non-employee directors (other than directors who are affiliated with our Sponsor) consists of an annual cash retainer in the amount of $100,000 per year, paid on a quarterly basis in arrears, and an annual equity award of RSUs with a grant date fair value of approximately $100,000 and a one-year vesting term. In addition, non-employee directors who are chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees will receive an additional annual cash retainer in the amount of $25,000, $20,000, and $15,000 per year, respectively, each of which will be paid in substantially equal quarterly installments in arrears. New directors who join our Board of Directors between annual meetings of our stockholders will receive a pro rata portion of cash and equity compensation based on the period of time from the date of their appointment to the Board of Directors to the date of the next annual meeting of stockholders. Our directors are also eligible to participate in our employee discount program with respect to certain services we provide to our customers.

The following table sets forth information concerning the fiscal year 2020 compensation paid to our eligible non-employee directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

Andrew D. Africk	100,000	100,000	—	200,000

Tracey R. Griffin(2)	140,000	100,000	—	240,000

Matthew E. Winter(2)(3)	165,000	100,000	—	265,000

(1)

This column reflects the fair value of the awards granted to our independent non-employee directors on May 29, 2020, calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. The fair value of RSUs is computed by multiplying the total number of shares subject to the award

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PAY RATIO DISCLOSURE

by the closing price of the Company’s common stock per share on the NYSE on the date of grant. RSUs granted to independent non-employee directors generally vest and the underlying units are converted to shares and delivered to independent non-employee directors on the first anniversary of the date of grant. The value of dividend equivalent units granted in connection with dividends paid on the Company’s common stock during fiscal year 2020 are excluded from the “Stock Awards” column. As of December 31, 2020, the total number of RSUs (inclusive of dividend equivalent units) outstanding for each of Messrs. Africk and Winter, and Ms. Griffin was 14,248.

(2)

In April 2020, the Board of Directors approved a one-time cash payment of $40,000 to each of Ms. Griffin and Mr. Winter in recognition of their prior service and extraordinary efforts related to the additional duties assumed and the extra time commitment required by them with respect to their past participation as members of various ad hoc special committees created at the Board’s request during 2019 and 2020.

(3)	For 2020, Mr. Winter served as our Audit Committee chair.

2021 PROXY STATEMENT	51

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Compensation Committee.

The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and in the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction to which they may be a party or of which they may be aware.

Limited Partnership Agreement of Prime TopCo LP

On November 7, 2016, Prime Security Services TopCo Parent GP, LLC (“Parent GP”), as the general partner of Prime TopCo LP, certain members of management (the “Management Partners”) and Koch Industries, Inc. (the “Koch Investor”), as warrant holders, entered into the LP Agreement.

Pursuant to the LP Agreement, in exchange for contributing capital to Prime TopCo LP, our Sponsor was issued Class A-1 Units in Prime TopCo LP, the Management Partners were issued Class A-2 Units in Prime TopCo LP and the Koch Investor was issued warrants.

Additionally, the Management Partners and certain other members of management received awards from an incentive pool in the form of options in the Company and profits interests in Prime TopCo LP.

The LP Agreement provides for customary drag-along rights for our Sponsor, customary tag-along rights for Class A-2 limited partners and holders of profits interests, and customary preemptive rights for Class A-1 and Class A-2 limited partners.

Our Sponsor, the Management Partners and the members of management of the Company holding profits interests will receive distributions from the Prime TopCo LP on the Class A-1 Units and Class A-2 Units, as applicable, in accordance with the waterfall provisions in the LP Agreement, which provide for distributions in respect of the Class A-1 Units until contributed capital is returned and, thereafter, distributions to be ratably shared between the Class A-1 Units and one or more tranches of Class A-2 Units, subject to certain return hurdles being achieved by the business.

As of the date of this report, the business and affairs of Prime TopCo LP are managed by Parent GP which is in turn managed by a board of managers that is controlled by affiliates of our Sponsor.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Apollo

We paid a dividend of $0.035 per share to holders of shares of the Company’s Common Stock (including Prime TopCo LP, Prime Security Services TopCo Parent II, L.P. (“Prime TopCo II LP”) and management) on each of January 3, 2020; April 2, 2020; July 2, 2020; October 2, 2020; January 4, 2021; and April 1, 2021.

In August 2020, in connection with our offering of $1.0 billion aggregate principal amount of 3.375% first-priority senior secured notes due 2027, we paid total underwriter fees of $1.0 million to Apollo Global Securities, LLC (“AGS”), an affiliate of our Sponsor. In September 2020, we also paid co-manager fees of $928,000 to AGS in connection with the secondary offering of shares of our common stock by Apollo and certain other selling stockholders pursuant to a Registration Statement on Form S-3, dated as of September 15, 2020.

Google

In July 2020, we entered into a Master Supply, Distribution, and Marketing Agreement (the “Commercial Agreement”) with Google LLC (“Google”) and, in September 2020, we issued and sold 54,744,525 shares of Class B Common Stock in a private placement to Google. The partnership with Google is anticipated to drive our next phase of growth for our do-it-for-me and do-it-yourself (“DIY”) solutions beginning in 2021.

Pursuant to the terms of the Commercial Agreement, Google has agreed to supply us with certain Google devices as well as certain Google video and analytics services (“Google Services”), for sale to our customers. Subject to customary termination rights related to breach and change in control, the Commercial Agreement has an initial term of seven years from the date that the Google Services are successfully integrated into our end-user security and automation platform, which is targeted for no later than June 30, 2022. If the integrated service is not launched by June 30, 2022, we will be required to offer Google Services without integration for professional installations except for existing customers who already have ADT Pulse or ADT Control interactive services until such integration has been made. Further, subject to certain carve-outs, we have agreed to exclusively sell Google end-user video and sensing analytics services and smart-home, security and safety devices to our customers. The exclusivity restriction does not apply to, among others, sales of Blue by ADT DIY products and services, providing services to customers on certain of our legacy platforms, sales to large commercial customers, and sales of certain devices that Google does not supply to us. The Commercial Agreement also contains customary termination rights for both parties. In addition, Google has rights to terminate the Commercial Agreement if (i) we divest any part of our direct to consumer business and the acquiring entity does not agree to assume all obligations under the Commercial Agreement or (ii) we breach certain provisions of the Commercial Agreement and do not cure such breaches. In the event that we breach the Commercial Agreement in a manner reasonably likely to result in a material adverse effect on Google’s business or brand, or we breach certain data security and privacy obligations under the Commercial Agreement, we must suspend the sale of Google Services and certain devices during the applicable cure period. Upon termination of the Commercial Agreement, we will no longer have rights to sell the Google Services or devices to new customers, subject to an applicable transition period. In addition, the Google Services may not be accessible by our customers through our integrated end-user application during any cure period for our breach of certain data security and privacy provisions of the Commercial Agreement or upon termination of the agreement for a breach of such provisions.

The Commercial Agreement also specifies that each party will contribute $150 million towards the joint marketing of devices and services, customer acquisition, training of our employees for the sales, installation, customer service, and maintenance for the product and service offerings, and technology updates for products included in such offerings. Each party is required to contribute such funds in three equal tranches, subject to the attainment of certain milestones.

In addition, we paid a dividend to Google of $0.035 per share on the Company’s Class B Common Stock on each of October 2, 2020, January 4, 2021, and April 1, 2021.

During 2020, we incurred approximately $52.0 million of fees with Google and had future commitments of $8.7 million in the ordinary course of business for technology and advertising services. These agreements were negotiated on an arm’s length basis and pre-date Google’s investment in our Class B Common Stock. We continue to purchase services from Google in 2021.

2021 PROXY STATEMENT	53

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Rackspace

In October 2020, we entered into a master services agreement with Rackspace US, Inc. (“Rackspace”) (a company controlled by funds affiliated with our Sponsor) for the provision of cloud storage, equipment, and services to facilitate the implementation of our cloud migration strategy for certain applications. The master services agreement includes a minimum purchase commitment of $50 million over a seven-year term. Our relationship with Rackspace began during 2017 and our agreement with Rackspace was done on an arm’s length basis with no special terms or conditions.

During 2020, we incurred approximately $476,000 in the ordinary course of business, including purchases under the master services agreement. We continue to purchase services from Rackspace in 2021.

Other Transactions

During 2020, we incurred fees of approximately $2.3 million and had future commitments of $1.8 million in the ordinary course of business for transactions with a provider of technology and communications services that is controlled by funds affiliated with our Sponsor. Our relationship with this provider began during 2012 and our agreement with them was done on an arm’s length basis with no special terms or conditions.

During 2020, we incurred approximately $160,000 of fees in the ordinary course of business to a provider of online recruiting services that is controlled by funds affiliated with our Sponsor. Our relationship with this provider began during 2012 and our agreement with them was done on an arm’s length basis with no special terms or conditions.

During 2020, we incurred fees of approximately $2.3 million and had future commitments of $419,000 in the ordinary course of business to a provider of IT products and services that is controlled by funds affiliated with our Sponsor. Our relationship with this provider began during 2017 and prior to its acquisition by Apollo. Our agreement with them was done on an arm’s length basis with no special terms or conditions.

We also incurred approximately $1.2 million of fees in the ordinary course of business to a provider of photocopier equipment and support services that was controlled by funds affiliated with our Sponsor through the time of its sale in March 2020. Our relationship with this provider began during 2018 and our agreement with them was done on an arm’s length basis with no special terms or conditions.

During 2020, we sold approximately $360,000, $200,000, and $120,000 in equipment and services in the ordinary course of business to three separate companies controlled by funds affiliated with our Sponsor.

We also sold approximately $877,000 in equipment and services in the ordinary course of business to a company that was controlled by funds affiliated with our Sponsor through the time of its sale in December 2020.

We continue to purchase equipment and services from, or sell equipment and services to, each of the companies noted above in 2021.

Stockholders Agreement

We are party to an amended and restated Stockholders Agreement (the “Stockholders Agreement”) with Prime TopCo LP and one of the Co-Investors. The Stockholders Agreement gives our Sponsor the right to nominate a majority of our directors as long as our Sponsor beneficially owns 50% or more of our outstanding Common Stock and specifies how the Sponsor’s nominations rights decrease as our Sponsor’s beneficial ownership of our Common Stock also decreases. Additionally, the Stockholders Agreement specifies that one of our Co-Investors will nominate one director to the Board of Directors, subject to specified ownership thresholds. The Stockholders Agreement sets forth certain information rights granted to Prime TopCo LP. It also specifies that we will not take certain significant actions specified therein without the prior consent of Prime TopCo LP. Such specified actions include, but are not limited to:

•	Amendments or modifications to our Company’s or our Company’s subsidiaries’ organizational documents in a manner that adversely affects Prime TopCo LP or our Sponsor;

•

Issuances of our Company’s or our Company’s subsidiaries’ equity other than pursuant to an equity compensation plan approved by the stockholders or a majority of Prime TopCo LP’s designees on our Board of Directors, or intra-company issuances among our Company and its wholly owned subsidiaries;

•	Making any payment or declaration of any dividend or other distribution on any shares of our common stock;

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

•

Merging or consolidating with or into any other entity, or transferring all or substantially all of our Company’s or our Company’s subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “Change in Control” as defined in our Company’s or our Company’s subsidiaries’ credit facilities or note indentures;

•

Undertake acquisitions or dispositions, with certain exceptions, in an amount exceeding $25 million in a single transaction or an aggregate amount of $50 million in any series of transactions during a calendar year;

•	Undertake any liquidation, dissolution or winding up of the Company;

•	Incurring, with limited exceptions, financial indebtedness in a single or a series of related transactions aggregating to more than $25 million;

•	Hiring or terminating any Executive Officer of our Company or designating any new Executive Officer of the Company;

•	Effecting any material change in the nature of our business; or

•	Changing the size of the Board of Directors.

Registration Rights Agreement

We are party to a Registration Rights Agreement with Prime TopCo LP, pursuant to which each of Prime TopCo LP, Prime TopCo II LP, and their affiliates is entitled to demand the registration of the sale of certain or all of our Common Stock that it beneficially owns. For example, in September 2020, Apollo and certain employees and other stockholders sold shares in a registered offering pursuant to a demand registration request from Apollo. Among other things, under the terms of the Registration Rights Agreement:

•

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our reasonable best efforts to offer the other parties to the Registration Rights Agreement, if any, the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•

Prime TopCo LP has the right, subject to certain conditions and exceptions, to request that we file registration statements with the SEC for one or more underwritten offerings of all or part of our Common Stock that it beneficially owns and the Company is required to cause any such registration statements (a) to be filed with the SEC promptly and, in any event, on or before the date that is 90 days, in the case of a registration statement on Form S-1, or 45 days, in the case of a registration statement on Form S-3, after we receive the written request to effectuate such demand registration and (b) to become effective as promptly as reasonably practicable and in any event no later than 90 days after it is initially filed.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of Prime TopCo LP, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.

Management Investor Rights Agreement

Prior to the consummation of our IPO, we entered into an Amended and Restated Management Investor Rights Agreement (the “MIRA”). Each holder of our shares of Common Stock issued upon exercise of options that had been issued under our 2016 Equity Incentive Plan automatically becomes a party to the MIRA. Additionally, each individual who received Distributed Shares in redemption of his or her Class B Units in connection with our IPO executed a joinder to the MIRA. The MIRA provides that all shares of our Common Stock governed thereunder are generally subject to transfer restrictions, repurchase rights, and piggyback registration rights in connection with certain offerings of our Common Stock.

2021 PROXY STATEMENT	55

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with PwC the audited financial statements of the Company for the fiscal year ended December 31, 2020. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board and the Audit Committee has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The Audit Committee and the Board of Directors have also recommended the appointment of PwC as the Company’s independent auditors for the fiscal year ending December 31, 2021.

Members of the Audit Committee:

Matthew E. Winter, Chairman

Andrew D. Africk

Tracey R. Griffin

The Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

56	2021 PROXY STATEMENT

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Fiscal Year Ending
(in thousands)	December 31, 2020	December 31, 2019

Audit Fees	$6,135	$6,490

Audit-Related Fees	1	778

Tax Fees	343	910

All Other Fees	1,324	1,687

Total	$7,803	$9,865

Audit Fees—primarily represent amounts for services related to the audit of our consolidated financial statements, reviews of our interim condensed consolidated financial statements, and the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC.

Audit-Related Fees—represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include accounting consultations related to the evaluation of new accounting standards and non-routine transactions.

Tax Fees—represent amounts for tax compliance, tax advice, and tax planning services.

All Other Fees—consist of all other fees for services other than those in the above categories and primarily consist of non-audit due diligence procedures in connection with our mergers and acquisitions.

The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditors.

2021 PROXY STATEMENT	57

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2021 Annual Meeting.

As set forth in the CD&A beginning on page 21, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this proxy statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2021 Annual Meeting, is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock and Class B Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs.

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the NEOs as disclosed in this proxy statement.

58	2021 PROXY STATEMENT

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP has served as the Company’s or its predecessors’ independent registered public accounting firm since fiscal year 2010 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock and Class B Common Stock present in person or by proxy at the 2021 Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board of Directors recommends that the stockholders vote FOR such ratification.

2021 PROXY STATEMENT	59

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock and Class B Common Stock

The following table sets forth the beneficial ownership of our Common Stock and Class B Common Stock as of April 1, 2021 by:

•	Each person, or group of affiliated persons, who we know to beneficially own more than 5% of our combined Common Stock and Class B Common Stock, on an as-converted basis;

•	Each of our NEOs;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

	Vested Options	Common Stock Beneficially Owned	Total	% (1)

More than 5% Stockholders

Apollo Funds(2)	—	608,927,822	608,927,822	73.4

Google(3)	—	54,744,525	54,744,525	6.6

Named Executive Officers and Directors(4)

James D. DeVries	2,183,094	1,933,338	4,116,432	*

Jeffrey A. Likosar	1,496,200	1,378,347	2,874,547	*

James P. Boyce	77,192	38,663	115,855	*

Daniel M. Bresingham	1,307,150	1,340,384	2,647,534	*

Donald M. Young(5)	1,307,150	1,341,276	2,648,426	*

Jamie E. Haenggi	1,145,339	1,160,791	2,306,130	*

Andrew D. Africk	—	161,352	161,352	*

Marc E. Becker	—	—	—	*

Stephanie Drescher	—	—	—	*

Tracey R. Griffin	—	32,123	32,123	*

Matthew H. Nord	—	—	—	*

Eric L. Press	—	—	—	*

Reed B. Rayman	—	—	—	*

David Ryan	—	—	—	*

Lee J. Solomon	—	—	—	*

Matthew E. Winter	—	31,352	31,352	*

Sigal Zarmi	—	—	—	*

All current directors and executive officers as a group (19 persons)	6,524,976	6,357,787	12,882,763	1.5

*	Represents less than one percent of shares outstanding.

60	2021 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Percentage of shares beneficially owned is based on 829,620,814 shares of common stock, which includes 774,876,289 shares of Common Stock and 54,744,525 shares of Class B Common Stock, as converted to Common Stock on a one-to-one basis, outstanding as of April 1, 2021, which excludes unvested common shares and assumes no options are exercised by any holder in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act.

(2)

Represents shares of our Common Stock held of record by Prime Security Services TopCo (ML), L.P. (“TopCo ML LP”) and Prime Security Services TopCo (ML II), L.P. (“TopCo ML II LP”). Prime Security Services TopCo (ML), LLC (“Prime TopCo ML”) serves as the general partner of TopCo ML LP, and Prime Security Services TopCo (ML II), LLC (“Prime TopCo ML II”) serves as the general partner of TopCo ML II LP. Prime Security Services TopCo Parent GP, LLC (“TopCo Parent GP”) serves as the sole member of Prime TopCo ML. AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”) serves as the sole member of TopCo Parent GP. Prime Security Services GP, LLC (“Prime GP”) serves as the general partner for AP VIII Prime Security LP and as the sole member for Prime TopCo ML II. AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) is the investment manager of AP VIII Prime Security LP. Apollo Management, L.P. (“Apollo Management”) is the sole member of AP VIII Prime Security Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Joshua Harris, Marc Rowan, Scott Kleinman, and James Zelter are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of shares of Common Stock held of record by Prime TopCo LP. The address of Prime TopCo LP, Prime TopCo II LP, Parent GP, and AP VIII Prime Security LP is One Manhattanville Road, Suite 201, Purchase, NY 10577. The address of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Harris, Rowan, Kleinman, and Zelter is 9 West 57th Street, 43rd Floor, New York, NY 10019.

(3)

Google LLC owns 54,744,525 shares of Class B Common Stock, which is all of the outstanding shares, of our Class B Common Stock. The amount shown assumes an as-converted to common stock basis. Each of Google LLC, XXVI Holdings Inc. and Alphabet Inc. may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by Google LLC. The address of each of Google LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(4)

Except for shares issuable upon exercise of options listed in the table above under the heading “Vested Options,” none of our NEOs and directors beneficially own shares of Common Stock issuable upon the vesting of RSUs or upon the exercise of options within 60 days.

(5)	1,159,261.50 shares are held indirectly by Sweet Yourself LLC, of which Mr. Young is the manager and sole member.

As of October 3, 2019, certain investment funds directly or indirectly managed by Apollo (the “Apollo Funds”), the Company’s controlling stockholder, informed the Company that they have pledged all of their shares of the Company’s Common Stock, which as of December 31, 2020 amounted to 608,927,822 shares, pursuant to a margin loan agreement and related documentation on a non-recourse basis. Apollo has informed the Company that the loan to value ratio of the margin loan on April 1, 2021 was equal to approximately 15.4%. Apollo has also informed the Company that the margin loan agreement contains customary default provisions and that in the event of a default under the margin loan agreement the secured parties may foreclose upon any and all shares of the Company’s Common Stock pledged to them.

Certain members of the Company’s executive team and certain employees of the Company were entitled to receive their share of the margin loan proceeds (based on their share ownership of the Apollo Funds). Such persons had the option to either (a) receive such proceeds as distributed or (b) defer receipt of such proceeds until their attributable share of the obligations under the margin loan has been satisfied in full. In the case of elections to receive such proceeds as distributed, such proceeds remain subject to recall until such time as all obligations under the margin loan agreement and related documentation are satisfied in full.

The Company has not independently verified the foregoing disclosure. When the margin loan agreement was entered into, the Company delivered customary letter agreements to the secured parties in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to hinder or delay the exercise of any remedies by the secured parties under the margin loan agreement and related documentation. Except for the foregoing, the Company is not a party to the margin loan agreement and related documentation and does not have, and will not have, any obligations thereunder.

2021 PROXY STATEMENT	61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Units of Prime TopCo LP

The equity interests of Prime TopCo LP consist of Class A-1 Units and Class A-2 Units. Certain investment funds directly or indirectly managed by Apollo beneficially own 100% of the 346,416,667 issued and outstanding Class A-1 Units of Prime TopCo LP, and the Koch Investor beneficially owns detachable warrants for the purchase of 7,620,730 Class A-1 Units in Prime TopCo LP. There are 2,351,282 issued and outstanding Class A-2 Units. The following table sets forth the beneficial ownership as of April 1, 2021 of the Class A-2 Units of Prime TopCo LP by:

•	Each of our NEOs;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the Class A-2 Units beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

	Class A-2 Units Beneficially Owned(1)
	Number	Percent

Named Executive Officers and Directors(2)

James D. DeVries	100,904	4.29%

Jeffrey A. Likosar	88,795	3.78%

James P. Boyce	—	—%

Daniel M. Bresingham	196,613	8.36%

Donald M. Young(3)	436,428	18.56%

Jamie E. Haenggi	196,613	8.36%

Andrew D. Africk	17,937	0.76%

Marc E. Becker	—	—%

Stephanie Drescher	—	—%

Tracey R. Griffin	—	—%

Matthew H. Nord	—	—%

Eric L. Press	—	—%

Reed B. Rayman	—	—%

David Ryan	—	—%

Lee J. Solomon	—	—%

Matthew E. Winter	—	—%

Sigal Zarmi	—	—%

All current directors and executive officers as a group (19 persons)	840,677	35.75%

(1)	Percentage of shares beneficially owned is calculated using 2,351,282 Class A-2 Units outstanding.

(2)	None of our NEOs and directors beneficially own Class A-2 Units issuable upon the exercise of options.

(3)	All such shares are held indirectly by Sweet Yourself LLC, of which Mr. Young is the manager and sole member.

62	2021 PROXY STATEMENT

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. The Company’s executive officers, directors and 10% Stockholders timely complied with all such filing requirements applicable to them during the last fiscal year with respect to their beneficial ownership of the Company’s securities.

2021 PROXY STATEMENT	63

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2022 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 13, 2021, unless the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or after May 26, 2022, in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2022 Annual Meeting of Stockholders, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, in accordance with our bylaws, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between January 26, 2022 and February 25, 2022 for the 2022 Annual Meeting of Stockholders. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 26, 2022, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting of Stockholders and no later than the close of business on the 90th day prior to the date of such annual meeting. If the public announcement of the date of the 2022 Annual Meeting of Stockholders is less than 100 days prior to such meeting, then to be timely, the notice by the stockholder must be received by us not later than the close of business on the tenth day following the day on which the first public announcement of the date of the 2022 Annual Meeting of Stockholders is made by the Company. All such proposals should be sent to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to our Secretary and Chief Legal Officer at the address set forth above.

64	2021 PROXY STATEMENT

HOUSEHOLDING MATTERS

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this proxy statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or proxy statement, either now or in the future, please contact our Secretary and Chief Legal Officer by mailing a request to ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, or by calling our main telephone number at (561) 988-3600 and requesting to be connected to the office of our Secretary and Chief Legal Officer. Upon written or oral request to the Secretary and Chief Legal Officer, we will promptly provide a separate copy of the Annual Report and this proxy statement and notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

2021 PROXY STATEMENT	65

OTHER MATTERS

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://investor.adt.com/. We make available, free of charge through our Investor Relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the 2021 Annual Meeting of Stockholders, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2020, as filed with the SEC. Requests should be directed to our Secretary and Chief Legal Officer, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

66	2021 PROXY STATEMENT

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this proxy statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and similar words and phrases, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks toward future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this proxy statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

April 12, 2021

2021 PROXY STATEMENT	67

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/ADT
•	Cast your vote online
•	Have your Proxy Card ready
•	Follow the simple instructions to record your vote
PHONE Call 1-866-390-9971
•	Use any touch-tone telephone
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MAIL
•	Mark, sign and date your Proxy Card
•	Fold and return your Proxy Card in the postage-paid envelope provided

ADT Inc.

Annual Meeting of Stockholders

For stockholders of record as of April 01, 2021

TIME:	Wednesday, May 26, 2021 08:30 AM, Eastern Time

PLACE:	the Farmer’s Table Event Center, 1901 N. Military Trail
Boca Raton, FL 33431

This proxy is being solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) David Smail and Jeffrey Likosar, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADT Inc. (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on May 26, 2021, at the Farmer’s Table Event Center, 1901 N Military Trail, Boca Raton, FL 33431, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ADT Inc.

Annual Meeting of Stockholders

Please make your marks like this:	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

        FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.  To elect James DeVries, Tracey Griffin, David Ryan and Lee Solomon to the Board of Directors of ADT Inc. (the “Company”) as Class I directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024;

	FOR	AGAINST	ABSTAIN
1.01 James DeVries	☐	☐	☐	FOR

1.02 Tracey Griffin	☐	☐	☐	FOR

1.03 David Ryan	☐	☐	☐	FOR

1.04 Lee Solomon	☐	☐	☐	FOR

	FOR	AGAINST	ABSTAIN
2. An advisory vote to approve the compensation of the Company’s named executive officers;	☐	☐	☐	FOR

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and	☐	☐	☐	FOR

4. To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date